                                    1940 Act File No. 811-7996

               SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549

                        FORM N-1A

                  REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933               [  ]
                  Pre-Effective Amendment No. __           [  ]
                  Post-Effective Amendment No. __          [  ]

                         and/or

                  REGISTRATION STATEMENT UNDER
                  THE INVESTMENT COMPANY ACT OF 1940       [X]
                  Amendment No. 9                          [X]
                  (check appropriate box or boxes)

                       SR&F BASE TRUST
(Exact Name of Registrant as Specified in Declaration of Trust)

         One South Wacker Drive, Chicago, Illinois  60606
          (Address of Registrant's Principal Offices)

                        (312) 368-5612
     (Registrant's Telephone Number, Including Area Code)

   Jilaine Hummel Bauer           Cameron S. Avery
   Executive Vice-President       Bell, Boyd & Lloyd
     and Secretary                Three First National Plaza
   SR&F Base Trust                70 W. Madison Street, Suite 3300
   One South Wacker Drive         Chicago, Illinois  60602
   Chicago, Illinois  60606
                     (Agents for Service)

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EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

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                              PART A

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.


Introduction
------------
SR&F Base Trust ("Base Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. Beneficial interests in Base Trust (the "Interest" or "Interests") are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in Base Trust may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act. Currently, 13 series of Base Trust are authorized and outstanding, as follows:

SR&F Cash Reserves Portfolio
SR&F Municipal Money Market Portfolio
SR&F High-Yield Municipals Portfolio
SR&F Intermediate Bond Portfolio
SR&F Income Portfolio
SR&F High Yield Portfolio
SR&F Balanced Portfolio
SR&F Growth & Income Portfolio
SR&F Growth Stock Portfolio
SR&F Growth Investor Portfolio
SR&F Special Portfolio
SR&F Special Venture Portfolio
SR&F International Portfolio

The series of Base Trust are referred to collectively as the "Portfolios." Municipal Money Portfolio and High-Yield Municipals Portfolio are referred to collectively as the "Municipal Portfolios"; Intermediate Bond Portfolio, Income Portfolio and High Yield Portfolio are referred to collectively as the "Bond Portfolios"; and Balanced Portfolio, Growth & Income Portfolio, Growth Stock Portfolio, Growth Investor Portfolio, Special Portfolio, Special Venture Portfolio, and International Portfolio are also referred to collectively as the "Equity Portfolios."


Objective and Basic Investment Strategy
---------------------------------------
The investment objectives and basic investment strategy of each Portfolio follow. Each Portfolio may also employ the indicated strategies and techniques listed under Other Investment Strategies.

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SR&F Cash Reserves Portfolio
----------------------------
Cash Reserves Portfolio seeks to obtain maximum current income consistent with the preservation of capital and the maintenance of liquidity by investing all of its assets in U.S. dollar-denominated money market instruments maturing in thirteen months or less from time of investment. Each security must be rated (or be issued by an issuer that is rated with respect to its short-term debt) within the highest rating category for short-term debt by at least two nationally recognized statistical rating organizations ("NRSRO") (or, if rated by only one NRSRO, by that rating agency), or, if unrated, determined by or under the direction of the Board of Trustees to be of comparable quality. These securities may include:

(1) Securities issued or guaranteed by the U.S. Government or by its agencies or instrumentalities ("U.S. Government Securities");
(2) Securities issued or guaranteed by the government of any foreign country that are rated at time of purchase A or better (or equivalent rating) by at least one NRSRO; /1/
(3) Certificates of deposit, bankers' acceptances and time deposits of any bank (U.S. or foreign) having total assets in excess of $1 billion, or the equivalent in other currencies (as of the date of the most recent available financial statements) or of any branches, agencies or subsidiaries (U.S. or foreign) of any such bank;
(4) Commercial paper of U.S. or foreign issuers;
(5) Notes, bonds, and debentures rated at time of purchase A or better (or equivalent rating) by at least one NRSRO;
(6) Repurchase agreements /2/ involving securities listed in
    (1) above;
(7) Other high-quality short-term obligations.

In accordance with its investment objectives and policies, Cash Reserves Portfolio may invest in variable and floating rate money market instruments which provide for periodic or automatic adjustment in coupon interest rates that are reset based on changes in amount and directions of specified short-term interest rates. Under normal market conditions, Cash Reserves Portfolio will invest at least 25% of its total assets in securities of issuers in the financial services industry (which includes, but is not limited to, banks, personal credit and business credit institutions, and other financial services institutions).

Cash Reserves Portfolio maintains a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share, and not in excess of 90 days. It is a fundamental policy /3/ that the maturity of any instrument that grants the holder an optional right to redeem at par plus interest and without penalty will be
----------
/1/ For a description of Moody's, S&P and Fitch ratings, see the Appendix. All references to ratings apply to any ratings adopted in the future by a rating service that are determined by the Board of Trustees to be equivalent to current ratings. In addition, rating modifiers showing relative standing within a rating category do not affect whether a security is eligible for purchase.
/2/ A sale of securities to the Fund in which the seller (a bank or securities dealer that the Adviser believes to be financially sound) agrees to repurchase the securities at a higher price, which includes an amount representing interest on the purchase price, within a specified time.
/3/ A repurchase agreement involves a sale of securities to the Portfolio in which the seller agrees to repurchase the securities at a higher price, which includes an amount representing interest on the purchase price, within a specified time. In the event of bankruptcy of the seller, the Portfolio could experience both losses and delays in liquidating its collateral.
----------
deemed at any time to be the next date provided for payment on exercise of such optional redemption right.


SR&F Municipal Money Market Portfolio ("Municipal Money Portfolio")
-------------------------------------------------------------------
Municipal Money Portfolio seeks maximum current income exempt from federal income tax by investing principally in a diversified portfolio of "short-term" Municipal Securities.

In pursuing its objective, the Municipal Money Portfolio attempts to maintain relative stability of principal and liquidity. Municipal Money Portfolio invests principally in a diversified portfolio of short-term Municipal Securities (as defined below). "Short-term" means a remaining maturity of no more than thirteen months (or comparable period) as defined in the Glossary.

It is a fundamental policy that normally at least 80% of Municipal Money Portfolio's investments will produce income that is exempt from federal income tax, except for periods in which Stein Roe & Farnham Incorporated (the "Adviser") believes a defensive position is required for the protection of shareholders.

As a fundamental policy, Municipal Money Portfolio invests in Municipal Securities that, at the time of purchase, are: (1) variable rate demand securities (as defined in the Glossary) whose demand feature is rated within the two highest ratings assigned by Moody's Investors Service, Inc. ("Moody's"), VMIG 1 or VMIG 2 /4/;
(2) notes rated within the two highest short-term municipal ratings assigned by Moody's, MIG 1 or MIG 2, or within the highest rating assigned by Standard & Poor's Corporation ("S&P"), SP-l+; (3) municipal commercial paper (short-term promissory notes) rated Prime-1 by Moody's, or A-l by S&P; (4) municipal bonds, including industrial development bonds, rated within the two highest ratings assigned to municipal bonds by S&P, AAA or AA, or by Moody's, Aaa or Aa; (5) securities not rated as described in (1) through (4) but determined by the Board of Trustees to be at least equal in quality to one or more of the foregoing ratings, although other types of obligations of the same issuer might not be within the foregoing ratings; (vi) securities backed by the full faith and credit of the U.S. Government; or (vii) securities as to which the payment of principal and interest is collateralized by securities issued or guaranteed by the U.S. Government or by its agencies or instrumentalities ["U.S. Government Securities"] deposited in an escrow for the benefit of holders of the securities. In accordance with SEC Rule 2a-7 under the Investment Company Act, each security in which Municipal Money Portfolio invests will be U.S. dollar denominated and (a) rated (or be issued by an issuer that is rated with respect to its short-term debt) within the two highest rating categories for short-term debt by at
------
/4/ The Board of Trustees has determined that the demand feature of a variable rate demand security rated SP-1+, A-1+ or A-1 by S&P or MIG 1, MIG 2 or Prime-1 by Moody's is at least equal in quality to the demand feature of a variable rate demand security rated VMIG 2 by Moody's. As a non-fundamental policy, the Portfolio will not invest in a variable rate security whose demand feature is conditional unless the Board of Trustees determines that the security is at least the economic equivalent of a variable rate security with an unconditional demand feature or (a) the demand feature is rated within the two highest ratings assigned by Moody's or within the equivalent ratings assigned by S&P and (b) the underlying security is rated within the two highest ratings assigned by Moody's or S&P. The Board of Trustees has determined that a variable rate security where the demand feature is suspended only after a default followed by an acceleration of maturity is the economic equivalent of a variable rate security with an unconditional demand feature.
------
least two nationally recognized statistical rating organizations ("NRSRO") or, if rated by only one NRSRO, rated within the two highest rating categories by that NRSRO, or, if unrated, determined by or under the direction of the Board of Trustees to be of comparable quality, and (b) determined by or under the direction of the Board of Trustees to present minimal credit risks.


SR&F High-Yield Municipals Portfolio
------------------------------------
High-Yield Municipals Portfolio seeks a high current yield exempt from federal income tax by investing primarily in a diversified portfolio of Municipal Securities. High-Yield Municipals Portfolio invests principally in long-term (generally maturing in more than ten years) medium- or lower-quality Municipal Securities bearing a high rate of interest income; possible capital appreciation is of secondary importance.

It is a fundamental policy that normally assets will be invested so that at least 80% of its gross income will be derived from securities the interest on which is exempt from federal income tax in the opinion of counsel for the issuers of such securities, except during periods in which the Adviser believes a temporary defensive position is advisable.

Medium-quality Municipal Securities are obligations of issuers that the Adviser believes possess adequate, but not outstanding, capacities to service the obligations. Lower-quality Municipal Securities are obligations of issuers that are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy, and are commonly referred to as "junk bonds." The lowest rating assigned by Moody's is for bonds that can be regarded as having extremely poor prospects of ever attaining any real investment standing. The Adviser attributes to medium- and lower-quality obligations the same general characteristics as do rating services. Because many issuers of medium- and lower-quality Municipal Securities choose not to have their obligations rated by a rating agency, many of the obligations in the investment portfolio may be unrated.

Investment in medium- or lower-quality debt securities involves greater investment risk, including the possibility of issuer default or bankruptcy. An economic downturn could severely disrupt this market and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest. During a period of adverse economic changes, including a period of rising interest rates, issuers of such bonds may experience difficulty in servicing their principal and interest payment obligations.

Medium- and lower-quality debt securities tend to be less marketable than higher-quality debt securities because the market for them is less broad. The market for unrated debt securities is even narrower. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly, and the Portfolio may have greater difficulty selling its portfolio securities.

Although High-Yield Municipals Portfolio invests principally in medium- or lower-quality Municipal Securities, it may invest in Municipal Securities of higher quality when the Adviser believes it is appropriate to do so.

SR&F Intermediate Bond Portfolio ("Intermediate Bond Portfolio")
----------------------------------------------------------------
The investment objective of Intermediate Bond Portfolio is to provide a high level of current income, consistent with the preservation of capital, by investing primarily in marketable debt securities. Under normal market conditions, the Portfolio will invest at least 65% of the value of its total assets (taken at market value at the time of investment) in convertible and non-convertible bonds and debentures, and at least 60% of its assets will be invested in the following:

(1) Marketable straight-debt securities of domestic issuers, and of foreign issuers payable in U.S. dollars, rated at time of purchase within the three highest grades assigned by Moody's or by S&P;
(2) U.S. Government Securities;
(3) Commercial paper rated Prime-1 by Moody's or A-1 by S&P at time of purchase, or, if unrated, issued or guaranteed by a corporation with any outstanding debt rated Aa or better by Moody's or AA or better by S&P; and
(4) Bank obligations, including repurchase agreements, of banks having total assets in excess of $1 billion.

Under normal market conditions, Intermediate Bond Portfolio invests at least 65% of its assets in securities with an average life of between three and ten years, and expects that the dollar-weighted average life of its portfolio will be between three and ten years. Average life is the weighted average period over which the Adviser expects the principal to be paid, and differs from stated maturity in that it estimates the effect of expected principal prepayments and call provisions. With respect to GNMA securities and other mortgage-backed securities, average life is likely to be substantially less than the stated maturity of the mortgages in the underlying pools. With respect to obligations with call provisions, average life is typically the next call date on which the obligation reasonably may be expected to be called. Securities without prepayment or call provisions generally have an average life equal to their stated maturity. During periods of rising interest rates, the average life of mortgage-backed securities and callable obligations may increase substantially because they are not likely to be prepaid, which may result in greater net asset value fluctuation.

Intermediate Bond Portfolio also may invest in other debt securities (including those convertible into or carrying warrants to purchase common stocks or other equity interests, and privately placed debt securities), preferred stocks, and marketable common stocks that the Adviser considers likely to yield relatively high income in relation to cost.

Intermediate Bond Portfolio may invest up to 35% of its total assets in debt securities that are rated below investment grade (with no minimum permitted rating) and that, on balance, are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy. (See Portfolio Investments and Strategies and Risks and Investment Considerations for more information on the risks associated with investing in debt securities rated below investment grade.)

SR&F Income Portfolio ("Income Portfolio")
------------------------------------------
 The investment objective of Income Portfolio is to provide a high level of current income. Consistent with that investment objective, capital preservation and capital appreciation are regarded as secondary objectives.

Income Portfolio attempts to achieve its objective by investing principally in medium-quality debt securities, which are obligations of issuers that the Adviser believes possess adequate, but not outstanding, capacities to service their debt securities, such as securities rated A or Baa by Moody's or A or BBB by S&P. The Adviser generally attributes to medium-quality securities the same characteristics as rating services.

Although Income Portfolio will invest at least 60% of its assets in medium- or higher-quality debt securities, it may also invest to a lesser extent in debt securities of lower quality (in the case of rated securities, having a rating by Moody's or S&P of not less than C). Although the Portfolio can invest up to 40% of its assets in lower-quality securities, it does not intend to invest more than 35% in lower-quality securities. Lower-quality debt securities are obligations of issuers that are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy, and are commonly referred to as "junk bonds." Income Portfolio may invest in lower-quality debt securities; for example, if the Adviser believes the financial condition of the issuers or the protection offered to the particular obligations is stronger than is indicated by low ratings or otherwise. (See Risk Factors for more information on the risks associated with investing in medium- and lower-quality debt securities.) Income Portfolio may invest in higher-quality securities; for example, under extraordinary economic or financial market conditions, or when the spreads between the yields on medium- and high-quality securities are relatively narrow.

Some issuers of debt securities choose not to have their securities rated by a rating service, and Income Portfolio may invest in unrated securities that the Adviser believes are suitable for investment.

Under normal market conditions, Income Portfolio will invest at least 65% of the value of its total assets (taken at market value) in convertible and non-convertible bonds and debentures. Such securities may be accompanied by the right to acquire equity securities evidenced by warrants attached to the security or acquired as part of a unit with the security. Equity securities acquired by conversion or exercise of such a right may be retained by Income Portfolio for a sufficient time to permit orderly disposition thereof or to establish long-term holding periods for federal income tax purposes.

Income Portfolio may invest up to 35% of its total assets in other debt securities, marketable preferred and common stocks, and foreign and municipal securities that the Adviser considers likely to yield relatively high income in relation to costs, and rights to acquire such securities. (Municipal securities are securities issued by or on behalf of state and local governments, the interest on which is generally exempt from federal income tax.) Any assets not otherwise invested may be invested in money market instruments.

SR&F High Yield Portfolio ("High Yield Portfolio")
--------------------------------------------------
High Yield Portfolio seeks total return by investing for a high level of current income and capital growth. High Yield Portfolio invests principally in high-yield, high-risk medium- and lower-quality debt securities. The medium- and lower-quality debt securities in which High Yield Portfolio invests normally offer a current yield or yield to maturity that is significantly higher than the yield from securities rated in the three highest categories assigned by rating services such as S&P or Moody's.

Under normal circumstances, at least 65% of High Yield Portfolio's assets will be invested in high-yield, high-risk medium- and lower-quality debt securities rated lower than Baa by Moody's and lower than BBB by S&P, or equivalent ratings as determined by other rating agencies or unrated securities that the Adviser determines to be of comparable quality. Medium-quality debt securities, although considered investment grade, have some speculative characteristics. Lower-quality debt securities are obligations of issuers that are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy, and are commonly referred to as "junk bonds." The lowest rating assigned by Moody's is for bonds that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Some issuers of debt securities choose not to have their securities rated by a rating service, and High Yield Portfolio may invest in unrated securities that the Adviser has researched and believes are suitable for investment. High Yield Portfolio may invest in debt obligations that are in default, but such obligations are not expected to exceed 10% of High Yield Portfolio's assets.

High Yield Portfolio may invest up to 35% of its total assets in other securities including, but not limited to, pay-in-kind bonds, securities issued in private placements, bank loans, zero coupon bonds, foreign securities, convertible securities, futures, and options. High Yield Portfolio may also invest in higher-quality debt securities. Under normal market conditions, however, High Yield Portfolio is unlikely to emphasize higher-quality debt securities since generally they offer lower yields than medium- and lower-quality debt securities with similar maturities. High Yield Portfolio may also invest in common stocks and securities that are convertible into common stocks, such as warrants.


SR&F Balanced Portfolio ("Balanced Portfolio")
----------------------------------------------
The investment objective of Balanced Portfolio is to seek long-term growth of capital and current income, consistent with reasonable investment risk. Balanced Portfolio allocates its assets among equities, debt securities and cash. The portfolio manager determines those allocations based on the views of the Adviser's investment strategists regarding economic, market and other factors relative to investment opportunities. The equity portion of the portfolio of Balanced Portfolio is invested primarily in well-established companies having market capitalizations in excess of $1 billion. Fixed-income senior securities will make up at least 25% of Balanced Portfolio's total assets. Investments in debt securities are limited to those that are within the four highest grades (generally referred to as "investment grade") assigned by a nationally recognized statistical rating organization or, if unrated, determined by the Adviser to be of comparable quality.

SR&F Growth & Income Portfolio ("Growth & Income Portfolio")
------------------------------------------------------------
The investment objective of Growth & Income Portfolio is to provide both growth of capital and current income. It is designed for investors seeking a diversified portfolio of securities that offers the opportunity for long-term growth of capital while also providing a steady stream of income. In seeking to meet this objective, Growth & Income Portfolio invests primarily in well-established companies whose common stocks are believed to have both the potential to appreciate in value and to pay dividends to shareholders. Although it may invest in a broad range of securities (including common stocks, preferred stocks, securities convertible into or exchangeable for common stocks, and warrants or rights to purchase common stocks), normally Growth & Income Portfolio emphasizes investments in equity securities of companies having market capitalizations in excess of $1 billion. Securities of these well-established companies are believed to be generally less volatile than those of companies with smaller capitalizations because companies with larger capitalizations tend to have experienced management; broad, highly diversified product lines; deep resources; and easy access to credit.

SR&F Growth Stock Portfolio ("Growth Stock Portfolio")
------------------------------------------------------
The investment objective of Growth Stock Portfolio is long-term capital appreciation. Growth Stock Portfolio attempts to achieve this objective by normally investing at least 65% of its total assets in common stocks and other equity-type securities (such as preferred stocks, securities convertible into or exchangeable for common stocks, and warrants or rights to purchase common stocks) that, in the opinion of the Adviser, have long-term appreciation possibilities.

SR&F Growth Investor Portfolio ("Growth Investor Portfolio")
------------------------------------------------------------
The investment objective of Growth Investor Portfolio is long-term capital appreciation. Growth Investor Portfolio invests primarily in common stocks and other equity-type securities that, in the opinion of the Adviser, have long-term appreciation potential. Under normal circumstances, at least 65% of the total assets of Growth Investor Portfolio will be invested in securities of companies that, in the opinion of the Adviser, directly or through one or more subsidiaries, affect the lives of young people. Such companies may include companies that produce products or services that young people use, are aware of, or could potentially have an interest in. Although Growth Investor Portfolio invests primarily in common stocks and other equity-type securities (such as preferred stocks, securities convertible into or exchangeable for common stocks, and warrants or rights to purchase common stocks), it may invest up to 35% of its total assets in debt securities.

SR&F Special Portfolio ("Special Portfolio")
---------------------------------------------
The investment objective of Special Portfolio is to invest in securities selected for possible capital appreciation. Particular emphasis is placed on securities that are considered to have limited downside risk relative to their potential for above-average growth, including securities of undervalued, underfollowed or out-of-favor companies, and companies that are low-cost producers of goods or services, financially strong or run by well-respected managers. Special Portfolio may invest in securities of seasoned, established companies that appear to have appreciation potential, as well as securities of relatively small, new companies. In addition, it may invest in securities with limited marketability, new issues of securities, securities of companies that, in the Adviser's opinion, will benefit from management change, new technology, new product or service development or change in demand, and other securities that the Adviser believes have capital appreciation possibilities; however, Special Portfolio does not currently intend to invest more than 5% of its net assets in any of these types of securities. Securities of smaller, newer companies may be subject to greater price volatility than securities of larger more well-established companies. In addition, many smaller companies are less well known to the investing public and may not be as widely followed by the investment community. Although Special Portfolio invests primarily in common stocks, it may also invest in other equity-type securities, including preferred stocks and securities convertible into equity securities.

SR&F Special Venture Portfolio ("Special Venture Portfolio")
------------------------------------------------------------
The investment objective of Special Venture Portfolio is to seek long-term capital appreciation. Special Venture Portfolio invests primarily in a diversified portfolio of common stocks and other equity-type securities (such as preferred stocks, securities convertible or exchangeable for common stocks, and warrants or rights to purchase common stocks) of entrepreneurially managed companies that the Adviser believes represent special opportunities. Special Venture Portfolio emphasizes investments in financially strong small and medium-sized companies based principally on appraisal of their management and stock valuations. The Adviser considers "small" and "medium-sized" companies to be those with market capitalizations of less than $1 billion and $1 to $3 billion, respectively. In both its initial and ongoing appraisals of a company's management, the Adviser seeks to know both the principal owners and senior management and to assess their business judgment and strategies through personal visits. The Adviser favors companies whose management has an owner/operator, risk-averse orientation and a demonstrated ability to create wealth for investors. Attractive company characteristics include unit growth, favorable cost structures or competitive positions, and financial strength that enables management to execute business strategies under difficult conditions. A company is attractively valued when its stock can be purchased at a meaningful discount to the value of the underlying business.

SR&F International Portfolio ("International Portfolio")
--------------------------------------------------------
The investment objective of International Portfolio is to seek long-term growth of capital. International Portfolio seeks to achieve this objective by investing primarily in a diversified portfolio of foreign securities. Current income is not a primary factor in the selection of portfolio securities. International Portfolio invests primarily in common stocks and other equity-type securities (such as preferred stocks, securities convertible or exchangeable for common stocks, and warrants or rights to purchase common stocks). International Portfolio may invest in securities of smaller emerging companies as well as securities of well-seasoned companies of any size. Smaller companies, however, involve higher risks in that they typically have limited product lines, markets, and financial or management resources. In addition, the securities of smaller companies may trade less frequently and have greater price fluctuation than larger companies, particularly those operating in countries with developing markets.

International Portfolio diversifies its investments among several countries and does not concentrate investments in any particular industry. In pursuing its objective, International Portfolio varies the geographic allocation and types of securities in which it invests based on the Adviser's continuing evaluation of economic, market, and political trends throughout the world. While International Portfolio has not established limits on geographic asset distribution, it ordinarily invests in the securities markets of at least three countries outside the United States, including but not limited to Western European countries (such as Belgium, France, Germany, Ireland, Italy, The Netherlands, the countries of Scandinavia, Spain, Switzerland, and the United Kingdom); countries in the Pacific Basin (such as Australia, Hong Kong, Japan, Malaysia, the Philippines, Singapore, and Thailand); and countries in the Americas (such as Argentina, Brazil, Colombia, and Mexico). In addition, it does not currently intend to invest more than 2% of its total assets in Russian securities.

Under normal market conditions, International Portfolio invests at least 65% of its total assets (taken at market value) in foreign securities. If, however, investments in foreign securities appear to be relatively unattractive in the judgment of the Adviser because of current or anticipated adverse political or economic conditions, International Portfolio may hold cash or invest any portion of its assets in securities of the U.S. Government and equity and debt securities of U.S. companies, as a temporary defensive strategy. To meet liquidity needs, International Portfolio may also hold cash in domestic and foreign currencies and invest in domestic and foreign money market securities (including repurchase agreements and "synthetic" foreign money market positions).

In the past, the U.S. Government has from time to time imposed restrictions, through taxation and otherwise, on foreign investments by U.S. investors such as International Portfolio. If such restrictions should be reinstated, it might become necessary for International Portfolio to invest all or substantially all of its assets in U.S. securities. In such an event, International Portfolio would review its investment objective and policies to determine whether changes are appropriate.

Other Investment Practices
---------------------------
Each Portfolio may also engage to a limited extent in the following investment practices, as indicated, each of which may involve certain special risks.


Municipal Securities. Municipal Securities are debt obligations issued by or on behalf of the governments of states, territories or possessions of the United States, the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which is generally exempt from the regular federal income tax.

The two principal classifications of Municipal Securities are "general obligation" and "revenue" bonds. "General obligation" bonds are secured by the issuer's pledge of its faith, credit, and taxing power for the payment of principal and interest. "Revenue" bonds are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Industrial development bonds are usually revenue bonds, the credit quality of which is normally directly related to the credit standing of the industrial user involved. Municipal Securities may bear either fixed or variable rates of interest. Variable rate securities bear rates of interest that are adjusted periodically according to formulae intended to minimize fluctuation in values of the instruments.

Within the principal classifications of Municipal Securities, there are various types of instruments, including municipal bonds, municipal notes, municipal leases, custodial receipts, and participation certificates. Municipal notes include tax, revenue, and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal lease securities, and participation certificates therein, evidence certain types of interests in lease or installment purchases contract obligations of a municipal authority or other entity. Custodial receipts represent ownership in future interest or principal payments (or both) on certain Municipal Securities and are underwritten by securities dealers or banks. Some Municipal Securities may not be backed by the faith, credit, and taxing power of the issuer and may involve "non-appropriation" clauses which provide that the municipal authority is not obligated to make lease or other contractual payments, unless specific annual appropriations are made by the municipality. A Municipal Portfolio may invest more than 5% of its net assets in municipal bonds and notes, but does not expect to invest more than 5% of its net assets in the other Municipal Securities described in this paragraph. The Board is responsible for determining the credit quality of unrated municipal leases on an ongoing basis, including an assessment of the likelihood that such leases will not be cancelled.

A Municipal Portfolio may also purchase Municipal Securities that are insured as to the timely payment of interest and principal. Such insured Municipal Securities may already be insured when purchased by the Portfolio, or the Portfolio may purchase insurance in order to turn an uninsured Municipal Security into an insured Municipal Security.

Some Municipal Securities are backed by (1) the full faith and credit of the U.S. Government, (2) agencies or instrumentalities of the U.S. Government, or (3) U.S. Government Securities.

Except with respect to Municipal Securities with a demand feature acquired by Municipal Money Portfolio (see the definition of "short-term" in the Glossary to Part B), if, after purchase by the Portfolio, an issue of Municipal Securities ceases to meet the required rating standards, if any, the Portfolio is not required to sell such security, but the Adviser would consider such an event in deciding whether the Portfolio should retain the security in its portfolio. In the case of Municipal Securities with a demand feature acquired by a Municipal Portfolio, if the quality of such a security falls below the minimum level applicable at the time of acquisition, the Portfolio must dispose of the security, unless the Board of Trustees determines that it is in the best interests of the Portfolio and its shareholders to retain the security.

When-Issued and Delayed-Delivery Securities; Forward Contracts. Each Portfolio's assets may include securities purchased on a when-issued or delayed-delivery basis, and each Municipal Portfolio may purchase forward contracts. Although the payment and interest terms of these securities are established at the time the purchaser enters into the commitment, the securities may be delivered and paid for a month or more after the date of purchase, when their value may have changed. A Portfolio makes such commitments only with the intention of actually acquiring the securities, but may sell the securities before settlement date if the Adviser deems it advisable for investment reasons. Securities purchased in this manner involve a risk of loss if the value of the security purchased declines before settlement date.

In the case of a Bond Portfolio, when-issued or delayed-delivery securities may sometimes be purchased on a "dollar roll" basis, meaning that the Portfolio will sell securities with a commitment to purchase similar, but not identical, securities at a future date. Generally, the securities are repurchased at a price lower than the sales price. Dollar roll transactions involve the risk of restrictions on the Portfolio's ability to repurchase the security if the counterparty becomes insolvent; an adverse change in the price of the security during the period of the roll or that the value the security repurchased will be less than the security sold; and transaction costs exceeding the return earned by the Portfolio on the sales proceeds of the dollar roll.

Standby Commitments. To facilitate portfolio liquidity, a Municipal Portfolio may obtain standby commitments when it purchases Municipal Securities. A standby commitment gives the holder the right to sell the underlying security to the seller at an agreed-upon price on certain dates or within a specified period. Cash Reserves and the Bond Portfolios may also invest in securities purchased on a standby commitment basis.

Participation Interests. A Municipal Portfolio may also purchase participation interests or certificates of participation in all or part of specific holdings of Municipal Securities, including municipal obligations. Some participation interests, certificates of participation, and municipal lease obligations are illiquid and, as such, will be subject to the Portfolio's 10% limit on investments in illiquid securities.

Debt Securities. In pursuing its investment objective, each Portfolio may invest in debt securities. A debt security is an obligation of a borrower to make payments of principal and interest to the holder of the security. To the extent a Portfolio invests in debt securities, such holdings will be subject to interest rate risk and credit risk. Interest rate risk is the risk that the value of a portfolio will fluctuate in response to changes in interest rates. Generally, the debt component of a portfolio will tend to decrease in value when interest rates rise and increase in value when interest rates fall. Credit risk is the risk that an issuer will be unable to make principal and interest payments when due. Investments in debt securities by Growth & Income Portfolio, Balanced Portfolio, Growth Stock Portfolio, and International Portfolio are limited to those that are within the four highest grades (generally referred to as "investment grade") assigned by a nationally recognized statistical rating organization or, if unrated, deemed to be of comparable quality by the Adviser. Each of Special Venture Portfolio, Growth Investor Portfolio, and Special Portfolio may invest up to 35% of its net assets in debt securities, but does not expect to invest more than 5% of net assets in debt securities that are rated below investment grade. Securities rated within the fourth highest grade may possess speculative characteristics. If the rating of a security held by a Portfolio is lost or reduced below investment grade, the Portfolio is not required to dispose of the security--the Adviser will, however, consider that fact in determining whether the Portfolio should continue to hold the security. When the Adviser considers a temporary defensive position advisable, a Portfolio may invest without limitation in high-quality fixed income securities, or hold assets in cash or cash equivalents.

Convertible Securities. By investing in convertible securities, a Bond Portfolio or an Equity Portfolio obtains the right to benefit from the capital appreciation potential in the underlying stock upon exercise of the conversion right, while earning higher current income than would be available if the stock were purchased directly. In determining whether to purchase a convertible, the Adviser will consider substantially the same criteria that would be considered in purchasing the underlying stock. Although convertible securities are frequently rated investment grade, an Equity Portfolio also may purchase unrated securities or securities rated below investment grade if the securities meet the Adviser's other investment criteria. Convertible securities rated below investment grade:


- Tend to be more sensitive to interest rate and economic changes;
- May be obligations of issuers who are less creditworthy than issuers of higher quality convertible securities;
- May be more thinly traded due to the fact that such securities are less well known to investors than either common stock or conventional debt securities.

As a result, the Adviser's own investment research and analysis tend to be more important than other factors in the purchase of such securities.


Short Sales Against the Box. Each Portfolio may sell short securities it owns or has the right to acquire without further consideration, a technique called selling short "against the box." Short sales against the box may protect a Portfolio against the risk of losses in the value of its portfolio securities because any unrealized losses with respect to such securities should be wholly or partly offset by a corresponding gain in the short position. However, any potential gains in such securities should be wholly or partially offset by a corresponding loss in the short position. Short sales against the box may be used to lock in a profit on a security when, for tax reasons or otherwise, the Adviser does not want to sell the security. For a more complete explanation, please refer to Part B, the Statement of Additional Information.

Rule 144A Securities. Each Portfolio may purchase securities that have been privately placed but that are eligible for purchase and sale under Rule 144A under the Securities Act of 1933 ("1933 Act"). That Rule permits certain qualified institutional buyers, such as the Portfolios, to trade in privately placed securities that have not been registered for sale under the 1933 Act. The Adviser, under the supervision of the Board of Trustees, will consider whether securities purchased under Rule 144A are illiquid and thus subject to the restriction of investing no more than 10% (15% in the case of an Equity Portfolio or High-Yield Municipals Portfolio) of net assets in illiquid securities. A determination of whether a Rule 144A security is liquid or not is a question of fact. In making this determination, the Adviser will consider the trading markets for the specific security, taking into account the unregistered nature of a Rule 144A security. In addition, the Adviser could consider the (1) frequency of trades and quotes, (2) number of dealers and potential purchasers, (3) dealer undertakings to make a market, and (4) nature of the security and of marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). The liquidity of Rule 144A securities would be monitored and if, as a result of changed conditions, it is determined that a Rule 144A security is no longer liquid, holdings of illiquid securities would be reviewed to determine what, if any, steps are required to assure that a does not invest more than 10% or 15%, as applicable, of its assets in illiquid securities. Investing in Rule 144A securities could have the effect of increasing the amount of a Portfolio's assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase such securities. No Portfolio expects to invest as much as 5% of its total assets in Rule 144A securities that have not been deemed to be liquid by the Adviser.

Private Placements. Each Municipal Portfolio may invest in securities that are purchased in private placements (including privately placed securities eligible for purchase and sale under Rule 144A of the Securities Act of 1933) and, accordingly, are subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such investments, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Portfolio could find it more difficult to sell such securities when the Adviser believes it is advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it may also be more difficult to determine the fair value of such securities for purposes of computing net asset value.

Tender Option Bonds; Trust Receipts.   A Municipal Portfolio may
purchase tender option bonds and trust receipts. A tender option bond is a Municipal Security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax-exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the Municipal Security's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate. The Adviser will consider on an ongoing basis the creditworthiness of the issuer of the underlying Municipal Securities, of any custodian, and of the third-party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying Municipal Securities and for other reasons. A Municipal Portfolio may invest up to 10% of net assets in tender option bonds and trust receipts.

Foreign Securities. International Portfolio invests primarily in foreign securities and each Bond Portfolio and each other Equity Portfolio may invest up to 25% of its total assets in foreign securities excluding American Depositary Receipts (ADRs), foreign debt securities denominated in U.S. dollars, and securities guaranteed by a U.S. person. A Portfolio may invest in sponsored or unsponsored ADRs. In addition to, or in lieu of, such direct investment, a Portfolio may construct a synthetic foreign debt position by (a) purchasing a debt instrument denominated in one currency, generally U.S. dollars; and (b) concurrently entering into a forward contract to deliver a corresponding amount of that currency in exchange for a different currency on a future date and at a specified rate of exchange. Because of the availability of a variety of highly liquid U.S. dollar debt instruments, a synthetic foreign debt position utilizing such U.S. dollar instruments may offer greater liquidity than direct investment in foreign currency debt instruments. In connection with the purchase of foreign securities, a Portfolio may contract to purchase an amount of foreign currency sufficient to pay the purchase price of the securities at the settlement date. Such a contract involves the risk that the value of the foreign currency may decline relative to the value of the dollar prior to the settlement date--this risk is in addition to the risk that the value of the foreign security purchased may decline. A Portfolio also may enter into foreign currency contracts as a hedging technique to limit or reduce its exposure to currency fluctuations. In addition, a Portfolio may use options and futures contracts, as described below, to limit or reduce exposure to currency fluctuations.


Settlement Transactions.   When International Portfolio enters into
a contract for the purchase or sale of a foreign portfolio security, it usually is required to settle the purchase transaction in the relevant foreign currency or receive the proceeds of the sale in that currency. In either event, International Portfolio is obliged to acquire or dispose of an appropriate amount of foreign currency by selling or buying an equivalent amount of U.S. dollars. At or near the time of the purchase or sale of the foreign portfolio security, International Portfolio may wish to lock in the U.S. dollar value of a transaction at the exchange rate or rates then prevailing between the U.S. dollar and the currency in which the security is denominated. Known as "transaction hedging," this may be accomplished by purchasing or selling such foreign securities on a "spot," or cash, basis. Transaction hedging also may be accomplished on a forward basis, whereby International Portfolio purchases or sells a specific amount of foreign currency, at a price set at the time of the contract, for receipt or delivery at either a specified date or at any time within a specified time period. In so doing, International Portfolio will attempt to insulate itself against possible losses and gains resulting from a change in the relationship between the U.S. dollar and the foreign currency during the period between the date the security is purchased or sold and the date on which payment is made or received. Similar transactions may be entered into by using other currencies if International Portfolio seeks to move investments denominated in one currency to investments denominated in another.

Currency Hedging.   Most of International Portfolio's assets will
be invested in foreign securities. As a result, in addition to the risk of change in the market value of portfolio securities, the value of the portfolio in U.S. dollars is subject to fluctuations in the exchange rate between the foreign currencies and the U.S. dollar. When, in the opinion of the Adviser, it is desirable to limit or reduce exposure in a foreign currency to moderate potential changes in the U.S. dollar value of the portfolio, International Portfolio may enter into a forward currency exchange contract to sell or buy such foreign currency (or another foreign currency that acts as a proxy for that currency)--through the contract, the U.S. dollar value of certain underlying foreign portfolio securities can be approximately matched by an equivalent U.S. dollar liability. This technique is known as "currency hedging." By locking in a rate of exchange, currency hedging is intended to moderate or reduce the risk of change in the U.S. dollar value of International Portfolio's portfolio only during the period of the forward contract. Forward contracts usually are entered into with banks and broker-dealers; are not exchange traded; and although they are usually less than one year, may be renewed. A default on the contract would deprive International Portfolio of unrealized profits or force International Portfolio to cover its commitments for purchase or sale of currency, if any, at the current market price.

Neither type of foreign currency transaction will eliminate fluctuations in the prices of International Portfolio's portfolio securities or prevent loss if the price of such securities should decline. In addition, such forward currency exchange contracts will diminish the benefit of the appreciation in the U.S. dollar value of that foreign currency. (For further information on forward foreign currency exchange transactions, see the Statement of Additional Information.)

International Portfolio may utilize spot and forward foreign exchange transactions to reduce the risk caused by exchange rate fluctuations between one currency and another when securities are purchased or sold on a when-issued basis. It may also invest in synthetic money market instruments. International Portfolio may invest in repurchase agreements, provided that it will not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days and any other illiquid securities. (See the Statement of Additional Information.)


Lending Portfolio Securities. Subject to certain restrictions, each Bond Portfolio and each Equity Portfolio may lend portfolio securities to broker-dealers and banks. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by a Portfolio. The Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would also receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. The Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days. In the event of bankruptcy or other default of the borrower, the Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses including (a) possible decline in the value of the collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights. Each Portfolio may participate in an interfund lending program, subject to certain restrictions described in Part B.

Derivatives. Consistent with its objective, each Bond Portfolio, each Equity Portfolio and, to a lesser extent, High-Yield Municipals Portfolio may invest in a broad array of financial instruments and securities, including conventional, exchange-traded and non-exchange-traded options, futures contracts, futures options, forward contracts, securities collateralized by underlying pools of mortgages or other receivables, floating rate instruments, and other instruments that securitize assets of various types ("Derivatives"). In each case, the value of the instrument or security is "derived" from the performance of an underlying asset or a "benchmark" such as a security index, or an interest rate. No Portfolio expects to invest more than 5% of its net assets in any type of Derivative except for options, futures contracts, futures options and, in the case of International Portfolio, forward contracts.


Derivatives are most often used to manage investment risk or to create an investment position indirectly because they are more efficient or less costly than direct investment. They also may be used in an effort to enhance portfolio returns.

The successful use of Derivatives depends on the Adviser's ability to correctly predict changes in the levels and directions of movements in security prices, interest rates and other market factors affecting the Derivative itself or the value of the underlying asset or benchmark. In addition, correlations in the performance of an underlying asset to a Derivative may not be well established. Finally, privately negotiated and over-the-counter Derivatives may not be as well regulated and may be less marketable than exchange-traded Derivatives. For additional information on Derivatives, please refer to Part B.


Options and Futures. In seeking to achieve its desired investment objective, provide additional revenue, or to hedge against changes in security prices, interest rates or currency fluctuations, each Bond Portfolio and each Equity Portfolio may: (1) purchase and write both call options and put options on securities, indexes and foreign currencies; (2) enter into interest rate, index and foreign currency futures contracts; (3) write options on such futures contracts; and (4) purchase other types of forward or investment contracts linked to individual securities, indexes, or other benchmarks. High-Yield Municipals Portfolio may purchase and write both call options and put options on securities and on indexes, and enter into interest rate and index futures contracts and options on
such futures contracts.   A Portfolio may write a call or put
option only if the option is covered. As the writer of a covered call option, a Portfolio foregoes, during the option's life, the opportunity to profit from increases in market value of the security covering the call option above the sum of the premium and the exercise price of the call. There can be no assurance that a liquid market will exist when a Portfolio seeks to close out a position. In addition, because futures positions may require low margin deposits, the use of futures contracts involves a high degree of leverage and may result in losses in excess of the amount of the margin deposit.

Mortgage and Other Asset-Backed Debt Securities. Intermediate Bond Portfolio and High Yield Portfolio may invest in securities secured by mortgages or other assets such as automobile or home improvement loans and credit card receivables. These instruments may be issued or guaranteed by the U.S. Government or by its agencies or instrumentalities or by private entities such as commercial, mortgage and investment banks and financial companies or financial subsidiaries of industrial companies. Securities issued by GNMA represent an interest in a pool of mortgages insured by the Federal Housing Administration or the Farmers Home Administration, or guaranteed by the Veterans Administration. Securities issued by FNMA and FHLMC, U.S. Government-sponsored corporations, also represent an interest in a pool of mortgages. The timely payment of principal and interest on GNMA securities is guaranteed by GNMA and backed by the full faith and credit of the U.S. Treasury. FNMA guarantees full and timely payment of interest and principal on FNMA securities. FHLMC guarantees timely payment of interest and ultimate collection of principal on FHLMC securities. FNMA and FHLMC securities are not backed by the full faith and credit of the U.S. Treasury.

Mortgage-backed debt securities, such as those issued by GNMA, FNMA, and FHLMC, are of the "modified pass-through type," which means the interest and principal payments on mortgages in the pool are "passed through" to investors. Mortgage-backed securities provide either a pro rata interest in underlying mortgages or an interest in collateralized mortgage obligations ("CMOs"), which represent a right to interest and/or principal payments from an underlying mortgage pool. CMOs are not guaranteed by either the U.S. Government or by its agencies or instrumentalities and are usually issued in multiple classes, each of which has different payment rights, prepayment risks, and yield characteristics. Mortgage-backed securities involve the risk of prepayment of the underlying mortgages at a faster or slower rate than the established schedule. Prepayments generally increase with falling interest rates and decrease with rising rates, but they also are influenced by economic, social, and market factors. If mortgages are prepaid during periods of declining interest rates, there would be a resulting loss of the full-term benefit of any premium paid by a Bond Portfolio on purchase of the securities, and the proceeds of prepayment would likely be invested at lower interest rates. The Bond Portfolios tend to invest in CMOs of classes known as planned amortization classes ("PACs") which have prepayment protection features tending to make them less susceptible to price volatility.


Non-mortgage asset-backed securities usually have less prepayment risk than mortgage-backed securities, but have the risk that the collateral will not be available to support payments on the underlying loans which finance payments on the securities themselves. Therefore, greater emphasis is placed on the credit quality of the security issuer and the guarantor, if any. Asset-backed securities tend to experience greater price volatility than straight debt securities.


REMICs. Each Bond Portfolio may invest in real estate mortgage investment conduits ("REMICs"). REMICs, which were authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. A REMIC is a CMO that qualifies for special tax treatment under the Internal Revenue Code and invests in certain mortgages principally secured by interests in real property. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests, or "residual" interests. Guaranteed REMIC pass-through certificates ("REMIC Certificates") issued by FNMA or FHLMC represent beneficial ownership interests in a REMIC trust consisting principally of mortgage loans or FNMA-, FHLMC- or GNMA-guaranteed mortgage pass-through certificates. For FHLMC REMIC Certificates, FHLMC guarantees the timely payment of interest and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates. FNMA REMIC Certificates are issued and guaranteed as to timely distribution and principal and interest by FNMA.

Floating Rate Instruments. Each Bond Portfolio may also invest in floating rate instruments which provide for periodic adjustments in coupon interest rates that are automatically reset based on changes in amount and direction of specified market interest rates. In addition, the adjusted duration of some of these instruments may be materially shorter than their stated maturities. To the extent such instruments are subject to lifetime or periodic interest rate caps or floors, such instruments may experience greater price volatility than debt instruments without such features. Adjusted duration is an inverse relationship between market price and interest rates and refers to the approximate percentage change in price for a 100 basis point change in yield. For example, if interest rates decrease by 100 basis points, a market price of a security with an adjusted duration of 2 would increase by approximately 2%. No Bond Portfolio intends to invest more than 5% of its net assets in floating rate instruments.

PIK and Zero Coupon Bonds. Each Bond Portfolio may invest up to 20% of its total assets in zero coupon bonds and bonds the interest on which is payable in kind ("PIK bonds"). A zero coupon bond is a bond that does not pay interest for its entire life. A PIK bond pays interest in the form of additional securities. The market prices of both zero coupon and PIK bonds are affected to a greater extent by changes in prevailing levels of interest rates and thereby tend to be more volatile in price than securities that pay interest periodically and in cash. In addition, because a Bond Portfolio accrues income with respect to these securities prior to the receipt of such interest in cash, it may have to dispose of portfolio securities under disadvantageous circumstances in order to obtain cash needed to pay income dividends in amounts necessary to avoid unfavorable tax consequences.

Portfolio Turnover
------------------
In seeking to attain its objective, each Portfolio may sell portfolio securities without regard to the period of time they have been held. Further, the Adviser may purchase and sell securities for the investment portfolio with a view to maximizing current return, even if portfolio changes would cause the realization of capital gains. Further, the Adviser may purchase and sell securities for the portfolios of Income Portfolio and High Yield Portfolio with a view to maximizing current return, even if portfolio changes would cause the realization of capital gains. Although the average stated maturity of the portfolio of Income Portfolio generally will exceed ten years and the average stated maturity of High Yield Portfolio will be from five to ten years, the Adviser may adjust the average effective maturity of an investment portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates.


Although an Equity Portfolio does not purchase securities with a view to rapid turnover, there are no limitations on the length of time portfolio securities must be held. Flexibility of investment and emphasis on capital appreciation may involve greater portfolio turnover than that of mutual funds that have the objectives of income or maintenance of a balanced investment position.

As a result, the turnover rate may vary from year to year. It may exceed 100%, but is not expected to exceed 200% under normal market conditions. A high rate of portfolio turnover may result in increased transaction expenses and the realization of capital gains (which may be taxable) or losses.


Risk Factors
------------
The risks inherent in Cash Reserves Portfolio or in the respective Municipal Portfolios and Bond Portfolios depend primarily upon the maturity and quality of the obligations in which the Portfolio invests, as well as on market conditions. A decline in prevailing levels of interest rates generally increases the value of securities in which the Portfolio invests, while an increase in rates usually reduces the value of those securities. There can be no assurance that it will achieve its objective, nor can it assure that payments of interest and principal on portfolio obligations will be made when due. Generally, high-quality short-term obligations offer lower yields and less fluctuation in value than long-term low-quality obligations. Each Portfolio seeks to reduce risk by investing in a diversified portfolio, but this does not eliminate all risk.

Cash Reserves Portfolio. The policy of Cash Reserves Portfolio of investing at least 25% of its assets in securities of issuers in the financial services industry may cause it to be more adversely affected by changes in market or economic conditions and other circumstances affecting the financial services industry. Because Cash Reserves' investment policy permits it to invest in: securities of foreign branches of U.S. banks (Eurodollars), U.S. branches of foreign banks (Yankee dollars), and foreign banks and their foreign branches, such as negotiable certificates of deposit; securities of foreign governments; and securities of foreign issuers, such as commercial paper and corporate notes, bonds and debentures, investment in Cash Reserves might involve risks that are different in some respects from an investment in a fund that invests only in debt obligations of U.S. domestic issuers. Such risks may include future political and economic developments; the possible imposition of foreign withholding taxes on interest income payable on securities held in the portfolio; possible seizure or nationalization of foreign deposits; the possible establishment of exchange controls; or the adoption of other foreign governmental restrictions that might adversely affect the payment of principal and interest on securities in the portfolio. Additionally, there may be less public information available about foreign banks and their branches. Foreign banks and foreign branches of foreign banks are not regulated by U.S. banking authorities, and generally are not bound by accounting, auditing, and financial reporting standards comparable to U.S. banks.

Municipal Portfolios. Municipal Money Portfolio is designed for investors who seek little or no fluctuation in portfolio value. High-Yield Municipals Portfolio is designed for investors who seek a high level of tax-exempt income and who can accept still greater fluctuation in portfolio value and other risks, such as increased credit risk, associated with medium- and lower-quality long-term Municipal Securities.

Although each Municipal Portfolio currently limits its investments in Municipal Securities to those the interest on which is exempt from the regular federal income tax, it may invest up to 100% of its total assets in Municipal Securities the interest on which is subject to the federal alternative minimum tax. A Municipal Portfolio may invest 25% or more of its assets in Municipal Securities that are related in such a way that an economic, business, or political development affecting one such security could also affect the other securities. For example, Municipal Securities the interest upon which is paid from revenues of similar-type projects, such as hospitals, utilities, or housing, would be so related. A Municipal Portfolio may invest 25% or more of its assets in industrial development bonds (subject to the concentration restrictions described in this Part A under Investment Restrictions and in Part B). Assets of a Municipal Portfolio that are not invested in Municipal Securities may be held in cash or invested in short-term taxable investments. /5/

High-Yield Municipals Portfolio may purchase high-yield Municipal Securities, commonly referred to as "junk bonds," which are Municipal Securities rated lower than investment grade. Although high-yield Municipal Securities generally offer higher yields than investment grade Municipal Securities with comparable maturities, high-yield Municipal Securities involve greater risks and their total return and yield can be expected to fluctuate more than those of investment grade Municipal Securities. High-yield Municipal Securities are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments, and are also subject to the risks associated with substantial market-price volatility resulting from
---------
/5/ The policy expressed in this sentence is a fundamental policy of Municipal Money Portfolio.
---------
changes in interest rates and economic conditions, as well as the possibility of default or bankruptcy. A real or perceived economic downturn or higher interest rates could cause a decline in the price of high-yield Municipal Securities. Some additional risks include the possibility that the Portfolio's interest in a high-yield Municipal Security could be subordinated to the prior claims of other creditors, and the tax or other advantages of high-yield Municipal Securities could be limited or restricted by Congress. High-yield Municipal Securities are thinly traded and can be more difficult to sell and value accurately than high-quality Municipal Securities. Successful investment in high-yield Municipal Securities involves greater investment risk and is highly dependent on the Adviser's credit analysis. Because reliable objective pricing data may not be readily available, the Adviser's judgment may play a greater role in the valuation process.

Bond Portfolios. Intermediate Bond Portfolio is appropriate for investors who seek high income with less net asset value fluctuation from interest rate changes than that of a longer-term mutual fund, and who can accept greater levels of credit and other risks associated with securities that are rated below investment grade. Income Portfolio and High Yield Portfolio are designed for investors who seek a higher level of income and who can accept greater levels of credit and other risks associated with securities of medium or lower quality. Although both Income Portfolio and High Yield Portfolio invest in medium- and lower-quality debt securities, High Yield Portfolio is designed for investors who can accept the heightened level of risk and principal fluctuation which might result from a portfolio that invests at least 65% of its assets in medium- and lower-quality debt securities, while Income Portfolio, which invests up to 60% of its assets in high- and medium-quality bonds, can invest only up to 40% of its assets in such securities.

Investment in medium- or lower-quality debt securities involves greater investment risk, including the possibility of issuer default or bankruptcy. The Bond Portfolios seek to reduce investment risk through diversification, credit analysis, and evaluation of developments in both the economy and financial markets.

An economic downturn could severely disrupt the high-yield market and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest. In addition, lower-quality bonds are less sensitive to interest rate changes than higher-quality instruments and generally are more sensitive to adverse economic changes or individual corporate developments. During a period of adverse economic changes, including a period of rising interest rates, issuers of such bonds may experience difficulty in servicing their principal and interest payment obligations.

Achievement of the investment objective will be more dependent on the Adviser's credit analysis than would be the case if a Bond Portfolio were investing in higher-quality debt securities. Since the ratings of rating services (which evaluate the safety of principal and interest payments, not market risks) are used only as preliminary indicators of investment quality, the Adviser employs its own credit research and analysis, from which it has developed a proprietary credit rating system based upon comparative credit analyses of issuers within the same industry. These analyses may take into consideration such quantitative factors as an issuer's present and potential liquidity, profitability, internal capability to generate funds, debt/equity ratio and debt servicing capabilities, and such qualitative factors as an assessment of management, industry characteristics, accounting methodology, and foreign business exposure.

Medium- and lower-quality debt securities tend to be less marketable than higher-quality debt securities because the market for them is less broad. The market for unrated debt securities is even narrower. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly, and a Portfolio may have greater difficulty selling its portfolio securities. The market value of these securities and their liquidity may be affected by adverse publicity and investor perceptions.

Equity Portfolios. Although an Equity Portfolio seeks to reduce risk by investing in a diversified portfolio, diversification does not eliminate all risk. An Equity Portfolio will not, however, invest more than 25% of the total value of its assets (at the time of investment) in the securities of companies in any one industry.


Balanced Portfolio is designed for long-term investors who can accept the fluctuations in portfolio value and other risks associated with seeking long-term capital appreciation through investments in securities. Growth & Income Portfolio is designed for long-term investors who desire to participate in the stock market with moderate investment risk while seeking to limit market volatility. Growth Stock Portfolio and Special Portfolio are designed for long-term investors who desire to participate in the stock market with more investment risk and volatility than the stock market in general, but with less investment risk and volatility than aggressive capital appreciation Portfolios. Growth Investor Portfolio is designed for long-term investors who desire to participate in the stock market and places an emphasis on companies that appeal to young investors. These investors can accept more investment risk and volatility than the stock market in general but want less investment risk and volatility than aggressive capital appreciation funds; by investing in companies whose products or services appeal to young investors, the Portfolio emphasizes various consumer goods sectors. Special Venture Portfolio is designed for long-term investors who want greater return potential than is available from the stock market in general, and who are willing to tolerate the greater investment risk and market volatility associated with investments in small and medium-sized companies. International Portfolio is intended for long-term investors who can accept the risks entailed in investing in foreign securities. Of course, there can be no guarantee that a Portfolio will achieve its objective.

Debt securities rated in the fourth highest grade may have some speculative characteristics, and changes in economic conditions or other circumstances may lead to a weakened capacity of the issuers of such securities to make principal and interest payments. Securities rated below investment grade may possess speculative characteristics, and changes in economic conditions are more likely to affect the issuer's capacity to pay interest or repay principal.

Foreign Investing. Non-U.S. investments may be attractive because they increase diversification, as compared to a portfolio comprised solely of U.S. investments. In addition, many foreign economies have, from time to time, grown faster than the U.S. economy, and the returns on investments in these countries have exceeded those of similar U.S. investments--there can be no assurance, however, that these conditions will continue.

International diversification also allows International Portfolio and an investor to take advantage of changes in foreign economies and market conditions.

Investors should understand and consider carefully the greater risks involved in foreign investing. Investing in foreign securities--positions which are generally denominated in foreign currencies--and utilization of forward foreign currency exchange contracts involve certain considerations comprising both risks and opportunities not typically associated with investing in U.S. securities. These considerations include: fluctuations in exchange rates of foreign currencies; possible imposition of exchange control regulations or currency restrictions that would prevent cash from being brought back to the United States; less public information with respect to issuers of securities; less governmental supervision of stock exchanges, securities brokers, and issuers of securities; lack of uniform accounting, auditing, and financial reporting standards; lack of uniform settlement periods and trading practices; less liquidity and frequently greater price volatility in foreign markets than in the United States; possible imposition of foreign taxes; possible investment in the securities of companies in developing as well as developed countries; and sometimes less advantageous legal, operational, and financial protections applicable to foreign sub-custodial arrangements. These risks are greater for emerging market countries.

Although a Portfolio will try to invest in companies and governments of countries having stable political environments, there is the possibility of expropriation or confiscatory taxation, seizure or nationalization of foreign bank deposits or other assets, establishment of exchange controls, the adoption of foreign government restrictions, and other adverse political, social or diplomatic developments that could adversely affect investment in these nations. The price of securities of small, rapidly growing companies is expected to fluctuate more widely than the general market due to the difficulty in assessing financial prospects of companies developing new products or operating in countries with developing markets.

The strategy for selecting investments will be based on various criteria. A company proposed for investment should have a good market position in a fast-growing segment of the economy, strong management, preferably a leading position in its business, prospects of superior financial returns, ability to self-finance, and securities available for purchase at a reasonable market valuation. Because of the foreign domicile of such companies, however, information on some of the above factors may be difficult, if not impossible, to obtain.

To the extent portfolio securities are issued by foreign issuers or denominated in foreign currencies, investment performance is affected by the strength or weakness of the U.S. dollar against these currencies. If the dollar falls relative to the Japanese yen, for example, the dollar value of a yen-denominated stock held in the portfolio will rise even though the price of the stock remains unchanged. Conversely, if the dollar rises in value relative to the yen, the dollar value of the yen-denominated stock will fall.


Investment Restrictions
-----------------------
No Portfolio may invest more than 5% of its assets in the securities of any one issuer. This restriction applies only to 75% of its investment portfolio, but does not apply to securities of the U.S. Government or repurchase agreements for such securities (in the case of a Municipal Portfolio, guarantees or letters of credit of a single guarantor may exceed this limit). /6/

No Portfolio may (1) invest 25% or more of its total assets in the securities of non-governmental issuers whose principal business activities are in the same industry, except that Cash Reserves Portfolio may invest at least 25% of its assets in securities of issuers in the financial services industry; (2) acquire more than 10% of the outstanding voting securities of any one issuer; or (3) make loans, except that it may (a) purchase money market instruments and enter into repurchase agreements; (b) acquire publicly distributed or privately placed debt securities; (c) participate in an interfund lending program with other Stein Roe Funds; and (d) in the case of each Bond and Equity Portfolio, lend its portfolio securities under certain conditions. No Portfolio may borrow money, except for nonleveraging, temporary, or emergency purposes or in connection with participation in the interfund lending program. Neither a Portfolio's aggregate borrowings (including reverse repurchase agreements) nor its aggregate loans at any one time may exceed 33 1/3% of the value of its total assets. Additional securities may not be purchased when borrowings, less proceeds receivable from sales of portfolio securities, exceed 5% of total assets.


The policies summarized in this section are fundamental policies of each Portfolio and, as such, can be changed only with the approval of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940. Each Portfolio's objective is nonfundamental and, as such, may be changed by the Board of Trustees without shareholder approval. Investors will be notified of any material change in such policies. All of the investment restrictions are set forth in Part B, the Statement of Additional Information.

Nothing in the investment restrictions outlined here shall be deemed to prohibit International Portfolio from purchasing the securities of any issuer pursuant to the exercise of subscription rights distributed to International Portfolio by the issuer. No such purchase may be made if, as a result, International Portfolio will no longer be a diversified investment company as defined in the Investment Company Act of 1940 or if International Portfolio will fail to meet the diversification requirements of the Internal Revenue Code of 1986, as amended (the "Code").

Item 5.  Management of Base Trust.

Trustees
--------
The Board of Trustees of Base Trust has overall management responsibility for the Trust and each Portfolio. See Part B for the names of and other information about the trustees and officers.
-------
/6/ Notwithstanding the foregoing, and in accordance with Rule 2a-7 of the Investment Company Act of 1940 (the "Rule"), Cash Reserves Portfolo and Municipal Money Portfolio will not, immediately after the acquisition of any security (other than a Government Security or certain other securities as permitted under the Rule), invest more than 5% of its total assets in the securities of any one issuer; provided, however, that each may invest up to 25% of its total assets in First Tier Securities (as that term is defined in the Rule) of a single issuer for a period of up to three business days after the purchase thereof.
-------

Adviser
-------
Base Trust has retained the services of Stein Roe & Farnham Incorporated (the "Adviser"), One South Wacker Drive, Chicago, Illinois 60606, as investment adviser and administrator of each Portfolio. The Adviser is responsible for the investment management and administration of each Portfolio, subject to the direction of the Board. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940. The Adviser was organized in 1986 to succeed to the business of Stein Roe & Farnham, a partnership that had advised and managed mutual funds since 1949. The Adviser is a wholly owned indirect subsidiary of Liberty Mutual Insurance Company ("Liberty Mutual").

Investor Services
-----------------
SteinRoe Services Inc. ("SSI"), One South Wacker Drive, Chicago, Illinois 60606, a wholly owned indirect subsidiary of Liberty Mutual, pursuant to a separate service agreement, also provides certain investor accounting and recordkeeping services for each Portfolio.


Portfolio Managers
------------------
Jane M. Naeseth has been manager of Cash Reserves Portfolio since its inception in February 1998. She is a senior vice president of the Adviser.
<.R>

Veronica M. Wallace has been manager of Municipal Money Portfolio since September 1995. Ms. Wallace was formerly a trader in taxable money market instruments for the Adviser.

M. Jane McCart has been manager of High-Yield Municipals Portfolio
since its inception in February 1998.   Ms. McCart is a senior vice
president of the Adviser.




Michael T. Kennedy has been manager of Intermediate Bond Portfolio since its inception in February 1998. He is a senior vice president of the Adviser.

Stephen F. Lockman has been manager of High Yield Portfolio since March 1997 (he had previously been associate manager since its inception in 1996) and of Income Portfolio since its inception in February 1998. Mr. Lockman is a senior vice president of the Adviser and has been employed by the Adviser since January 1994. He served as a portfolio manager for the Illinois State Board of Investment from 1987 to 1994.

Erik P. Gustafson and David P. Brady have been co-managers of
Growth Investor Portfolio since its inception in 1997.  Mr.
Gustafson is a senior vice president of the Adviser and Mr. Brady is a vice president of the Adviser.


Growth Stock Portfolio has been managed by Mr. Gustafson since its inception in 1997.


Daniel K. Cantor has been manager of Growth & Income Portfolio since its inception in 1997. He is a senior vice president of the Adviser.

Harvey B. Hirschhorn has been manager of Balanced Portfolio since its inception in 1997. He is executive vice president and chief economist and investment strategist of the Adviser.

Richard B. Peterson has been co-manager of Special Venture Portfolio since its inception in 1997. He is a senior vice president of the Adviser. John S. McLandsborough has been has co-manager since July 1997. Prior to joining the Adviser in April 1996, Mr. McLandsborough was an equity research analyst with CS First Boston from June 1994 until January 1996 and with National City Bank of Cleveland prior thereto.

M. Gerard Sandel has been manager of Special Portfolio and senior vice president of the Adviser since July 1997. Prior to joining the Adviser, Mr. Sandel was portfolio manager of the Marshall Mid-Cap Value Fund and its predecessor fund and vice president of M&I Investment Management Corporation since October 1993. Prior thereto, Mr. Sandel was vice president of Acorn Asset Management Corporation.

Bruno Bertocci and David P. Harris have been co-managers of International Portfolio since its inception in 1997. They joined the Adviser in 1995 as senior vice president and vice president, respectively. Messrs. Bertocci and Harris are also employed by Colonial Management Associates, Inc., a subsidiary of Liberty Financial, as vice presidents, effective January, 1996. Prior to joining the Adviser, Messrs. Bertocci and Harris were senior global equity portfolio manager and portfolio manager, respectively, with Rockefeller & Co.

Fees and Expenses
-----------------
In return for its services, the Adviser receives a monthly fee from each Portfolio, computed and accrued daily. The annualized rates of fees are as follows:


                                   Annual Management Fee
     Portfolio             (as a percentage of average net assets)
-------------------------   --------------------------------------
Cash Reserves Portfolio     0.25% up to $500 million,
                            0.225% thereafter
Municipal Money Portfolio   0.25%
High-Yield Municipals
  Portfolio                 0.45% up to $100 million,
                            0.425% next $100 million,
                            0.40% thereafter
Intermediate Bond Portfolio 0.350%
Income Portfolio            0.50% up to $100 million,
                            0.475% thereafter
High Yield Portfolio        0.50% up to $500 million,
                            0.475% thereafter
Balanced Portfolio          0.55% up to $500 million,
                            0.50% next $500 million,
                            0.45% thereafter
Growth & Income Portfolio   0.60% up to $500 million,
                            0.55% next $500 million,
                            0.50% thereafter
Growth Stock Portfolio      0.60% up to $500 million,
                            0.55% next $500 million,
                            0.50% thereafter
Growth Investor Portfolio   0.60% up to $500 million,
                            0.55% next $500 million,
                            0.50% thereafter
Special Portfolio           0.75% up to $500 million,
                            0.70% next $500 million,
                            0.65% next $500 million,
                            0.60% thereafter
Special Venture Portfolio   0.75%
International Portfolio     0.85%


Under a separate agreement with Base Trust, the Adviser provides certain accounting and bookkeeping services to each Portfolio, including computation of net asset value and calculation of net income and capital gains and losses on disposition of assets.

Portfolio Transactions
----------------------
The Adviser places the orders for the purchase and sale of portfolio securities and any options and futures transactions. In doing so, the Adviser seeks to obtain the best combination of price and execution, which involves a number of judgmental factors.

Custodian
---------
State Street Bank and Trust Company, 225 Franklin Street, Boston,
Massachusetts 02101, is the custodian for each Portfolio.

Item 5A.  Management's Discussion of Fund Performance.

A response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 6.  Capital Stock and Other Securities.

Investments in Base Trust have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Base Trust is not required to hold annual meetings of investors, and has no current intention to do so, but Base Trust will hold special meetings of investors when, in the judgment of the trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the trustees of investors holding in the aggregate not less than 10% of the Interests in a series. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more trustees. Investors also have the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of Base Trust or a series thereof, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust reserves the right to create and issue a number of series, in which case investors in each series would participate solely in the earnings, dividends, and assets of the particular series. Interests in any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative rights or privileges as the trustees of Base Trust may determine. Currently, Base Trust has nine series, each with only one class.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Each investor in a series is entitled to vote in proportion to the amount of its investment in the series. Investments in Base Trust may not be transferred, but an investor may withdraw all or a portion of his investment at any time at net asset value.
Investors in any series of Base Trust (e.g., investment companies, insurance company separate accounts, and common and commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act) may be held personally, jointly and severally liable for all obligations of that series of Base Trust. However, the risk of an investor in a series incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.

It is intended that the assets, income, and distributions will be managed in such a way that an investor in a series will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in the series.

The net income of a series of Base Trust shall consist of (1) all income accrued less the amortization of any premium, on the assets of the series, less (2) all actual and any accrued expenses of the series determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the series. All of the net income of a series is allocated among the investors in the series in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Under the anticipated method of operation of Base Trust, the Trust will not be subject to any federal income tax. However, each investor in a series of Base Trust will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code and regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to a series or redemptions of portions of an investor's unrealized gain or loss in series assets.

Item 7.  Purchase of Securities.

Interests in a Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of any offer to buy any "security" within the meaning of the 1933 Act.

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by SteinRoe Services Inc., the Portfolios' investor accounting and recordkeeping agent, by the designated cutoff time. The net asset value of each Portfolio is determined as of the close of trading on the New York Stock Exchange ("NYSE") (currently 3:00 p.m., central time) every day the NYSE is open for trading ("business day"); the net asset value of Cash Reserves Portfolio is also determined at 11:00 a.m., central time, on any such day. If trading is closed prior to 3:00 p.m., central time, solely in response to market conditions, the net asset value will be determined at 3:00 p.m., central time, unless, in the judgment of the Board of Trustees, the net asset value should be determined at an earlier time. Net asset value is determined by dividing the difference between the values of the Portfolio's assets and liabilities by the number of shares outstanding. Net asset value will not be determined on days when the NYSE is closed unless, in the judgment of the Board of Trustees, the net asset value should be determined on any such day, in which case the determination will be made at 3:00 p.m., central time.


The valuation of portfolio securities of Municipal Money Portfolio and Cash Reserves Portfolio is based on their amortized cost, which does not take into account unrealized gains or losses, in an attempt to maintain its net asset value at $1.00 per share. The extent of any deviation between the Portfolio's net asset value based upon market quotations or equivalents and $1.00 per share based on amortized cost will be examined by the Board of Trustees. If such deviation were to exceed 1/2 of 1%, the Board would consider what action, if any, should be taken, including selling portfolio instruments, increasing, reducing or suspending distributions, or redeeming shares in kind. Other assets and securities of the Portfolio for which this valuation method does not produce a fair value are valued at a fair value determined by the Board.

Securities held by High-Yield Municipals Portfolio are valued based on valuations provided by a pricing service. These valuations are reviewed by the Adviser. If the Adviser believes that a valuation received from the service does not represent a fair value, it values the obligation by a method that the Board of Trustees believes will determine a fair value. The Board may approve the use of another pricing service and any pricing service used may employ electronic data processing techniques, including a so-called "matrix" system, to determine valuations. Other assets and securities are valued by a method that the Board believes will determine a fair value.

For a Bond Portfolio, securities for which market quotations are readily available at the time of valuation are valued on that basis. Long-term straight-debt securities for which market quotations are not readily available are valued at a fair value based on valuations provided by pricing services approved by the Board, which may employ electronic data processing techniques, including a matrix system, to determine valuations. Short-term debt securities with remaining maturities of 60 days or less are valued at their amortized cost, which does not take into account unrealized gains or losses. The Board believes that the amortized cost represents a fair value for such securities. Short-term debt securities with remaining maturities of more than 60 days for which market quotations are not readily available are valued by use of a matrix prepared by the Adviser based on quotations for comparable securities. Other assets and securities held by a Bond Portfolio for which these valuation methods do not produce a fair value are valued by a method that the Board believes will determine a fair value.


For each Equity Portfolio other than International Portfolio, each security traded on a national stock exchange is valued at its last sale price on that exchange on the day of valuation or, if there are no sales that day, at the latest bid quotation. Each over-the-counter security for which the last sale price on the day of valuation is available from

Nasdaq is valued at that price. All other over-the-counter securities for which reliable quotations are available are valued at the latest bid quotation.

In computing the net asset value of International Portfolio, the values of portfolio securities are generally based upon market quotations. Depending upon local convention or regulation, these market quotations may be the last sale price, last bid or asked price, or the mean between the last bid and asked prices as of, in each case, the close of the appropriate exchange or other designated time. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed at various times before the close of business on each day on which the NYSE is open. Trading of these securities may not take place on every NYSE business day. In addition, trading may take place in various foreign markets on Saturdays or on other days when the NYSE is not open and on which International Portfolio's net asset value is not calculated. Therefore, such calculation does not take place contemporaneously with the determination of the prices of many of the portfolio securities used in such calculation and the value of International Portfolio's portfolio may be significantly affected on days when shares of International Portfolio may not be purchased or redeemed.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each business day. The investor's percentage of the aggregate Interests in the Portfolio will be computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's Interest in the Portfolio as of the close of business.

There is no minimum initial or subsequent investment in a Portfolio.

Each Portfolio and SteinRoe Services Inc. reserve the right to cease accepting investments at any time or to reject any investment order.

Item 8.  Redemption or Repurchase.

An investor in a Portfolio may redeem all or any portion of its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to SteinRoe Services Inc., the Portfolios' investor accounting agent, by the designated cutoff time. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed
(other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940 if an emergency exists.

Item 9.  Pending Legal Proceedings.

Not applicable.

                              PART B

Item 10.  Cover Page.

                           SR&F BASE TRUST
      Suite 3200, One South Wacker Drive, Chicago, Illinois 60606
                            800-338-2550


      Statement of Additional Information Dated December 8, 1997


This Statement of Additional Information is not a prospectus but provides additional information that should be read in conjunction with the prospectus contained in Part A of this Registration Statement, which may be obtained at no charge by telephoning 800-338-2550.

Item 11.  Table of Contents.

Item 12.  General Information and History......................34
Item 13.  Investment Objective and Policies....................34
Item 14.  Management of Base Trust.............................62
Item 15.  Control Persons and Principal Holders of Securities..64
Item 16.  Investment Management and Administrative Services....65
Item 17.  Brokerage Allocation and Other Practices.............67
Item 18.  Capital Stock and Other Securities...................69
Item 19.  Purchase, Redemption, and Pricing of Securities......71
Item 20.  Tax Status...........................................73
Item 21.  Underwriters.........................................76
Item 22.  Calculation of Performance Data......................76
Item 23.  Financial Statements.................................76
Glossary.......................................................76
Appendix.......................................................78

Item 12.  General Information and History.

Not applicable.

Item 13.  Investment Objectives and Policies.

The basic investment policies and strategies of each Portfolio are described in Part A, Item 4. The following supplements the information contained in Part A regarding certain miscellaneous investment practices in which a Portfolio may engage and the risks associated therewith.


AMT Securities. Although each Municipal Portfolio currently limits its investments in Municipal Securities to those the interest on which is exempt from the regular federal income tax, it may invest 100% of its total assets in Municipal Securities the interest on which is subject to the federal alternative minimum tax ("AMT").

Convertible Securities. By investing in convertible securities, a Bond Portfolio or an Equity Portfolio obtains the right to benefit from the capital appreciation potential in the underlying stock upon exercise of the conversion right, while earning higher current income than would be available if the stock were purchased directly. In determining whether to purchase a convertible, the Adviser will consider substantially the same criteria that would be considered in purchasing the underlying stock. While convertible securities purchased by a Portfolio are frequently rated investment grade, a Portfolio may purchase unrated securities or securities rated below investment grade if the securities meet the Adviser's other investment criteria. Convertible securities rated below investment grade (a) tend to be more sensitive to interest rate and economic changes, (b) may be obligations of issuers who are less creditworthy than issuers of higher quality convertible securities, and (c) may be more thinly traded due to such securities being less well known to investors than either common stock or conventional debt securities. As a result, the Adviser's own investment research and analysis tend to be more important in the purchase of such securities than other factors.

Debt Securities. In pursuing its investment objective, each Portfolio may invest in debt securities of corporate and governmental issuers. The risks inherent in debt securities depend primarily on the term and quality of the obligations in the investment portfolio as well as on market conditions. A decline in the prevailing levels of interest rates generally increases the value of debt securities, while an increase in rates usually reduces the value of those securities.


Investments in debt securities by Growth & Income Portfolio, Balanced Portfolio, Growth Stock Portfolio, and International Portfolio are limited to those that are within the four highest grades (generally referred to as "investment grade") assigned by a nationally recognized statistical rating organization or, if unrated, deemed to be of comparable quality by the Adviser. Each of Special Venture Portfolio, Growth Investor Portfolio, and Special Portfolio may invest up to 35% of its net assets in debt securities, but does not expect to invest more than 5% of net assets in debt securities that are rated below investment grade.

Securities in the fourth highest grade may possess speculative characteristics, and changes in economic conditions are more likely to affect the issuer's capacity to pay interest and repay principal. If the rating of a security held by a Portfolio is lost or reduced below investment grade, the Portfolio is not required to dispose of the security, but the Adviser will consider that fact in determining whether that Portfolio should continue to hold the security.

Securities that are rated below investment grade are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal according to the terms of the obligation and therefore carry greater investment risk, including the possibility of issuer default and bankruptcy.


Defensive Investments. When the Adviser considers a temporary defensive position advisable, each Bond Portfolio and each Equity Portfolio may invest, without limitation, in high-quality fixed income securities or hold assets in cash or cash equivalents.

Derivatives. Consistent with its objective, each Bond Portfolio, each Equity Portfolio and, to a lesser extent, High-Yield Municipals Portfolio may invest in a broad array of financial instruments and securities, such as conventional exchange-traded and non-exchange-traded options, futures contracts, futures options, securities collateralized by underlying pools of mortgages or other receivables, floating rate instruments, and other instruments that securitize assets of various types ("Derivatives"). In each case, the value of the instrument or security is "derived" from the performance of an underlying asset or a "benchmark" such as a security index, an interest rate, or a currency.


Derivatives are most often used to manage investment risk or to create an investment position indirectly because it is more efficient or less costly than direct investment that cannot be readily established directly due to portfolio size, cash availability, or other factors. They also may be used in an effort to enhance portfolio returns.

The successful use of Derivatives depends on the Adviser's ability to correctly predict changes in the levels and directions of movements in security prices, interest rates and other market factors affecting the Derivative itself or the value of the underlying asset or benchmark. In addition, correlations in the performance of an underlying asset to a Derivative may not be well established. Finally, privately negotiated and over-the-counter Derivatives may not be as well regulated and may be less marketable than exchange-traded Derivatives.


No Bond Portfolio intends to invest more than 5% of its assets in any type of Derivative. No Equity Portfolio currently intends to invest more than 5% of its net assets in any type of Derivative, except for options, futures contracts, futures options, and, in the case of International Portfolio, forward contracts. (See Options and Futures below.)


Some mortgage-backed debt securities are of the "modified pass-through type," which means the interest and principal payments on mortgages in the pool are "passed through" to investors. During periods of declining interest rates, there is increased likelihood that mortgages will be prepaid, with a resulting loss of the full-term benefit of any premium paid by a Portfolio on purchase of such securities; in addition, the proceeds of prepayment would likely be invested at lower interest rates.

Mortgage-backed securities provide either a pro rata interest in underlying mortgages or an interest in collateralized mortgage obligations ("CMOs") that represent a right to interest and/or principal payments from an underlying mortgage pool. CMOs are not guaranteed by either the U.S. Government or by its agencies or instrumentalities, and are usually issued in multiple classes each of which has different payment rights, prepayment risks, and yield characteristics. Mortgage-backed securities involve the risk of prepayment on the underlying mortgages at a faster or slower rate than the established schedule. Prepayments generally increase with falling interest rates and decrease with rising rates but they also are influenced by economic, social, and market factors. If mortgages are prepaid during periods of declining interest rates, there would be a resulting loss of the full-term benefit of any premium paid by a Portfolio on purchase of the CMO, and the proceeds of prepayment would likely be invested at lower interest rates.

Non-mortgage asset-backed securities usually have less prepayment risk than mortgage-backed securities, but have the risk that the collateral will not be available to support payments on the underlying loans that finance payments on the securities themselves.

Floating rate instruments provide for periodic adjustments in coupon interest rates that are automatically reset based on changes in amount and direction of specified market interest rates. In addition, the adjusted duration of some of these instruments may be materially shorter than their stated maturities. To the extent such instruments are subject to lifetime or periodic interest rate caps or floors, such instruments may experience greater price volatility than debt instruments without such features. Adjusted duration is an inverse relationship between market price and interest rates and refers to the approximate percentage change in price for a 100 basis point change in yield. For example, if interest rates decrease by 100 basis points, a market price of a security with an adjusted duration of 2 would increase by approximately 2%.

Interfund Borrowing and Lending Program. Pursuant to an exemptive order issued by the Securities and Exchange Commission, each Portfolio has received permission to lend money to, and borrow money from, other mutual funds advised by the Adviser. A Portfolio will borrow through the program when borrowing is necessary and appropriate and the costs are equal to or lower than the costs of bank loans.


Lending of Portfolio Securities. Subject to the restriction on lending under Investment Restrictions in this Part B, each Bond Portfolio and each Equity Portfolio may lend its portfolio securities to broker-dealers and banks. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by a Portfolio. Cash collateral for securities loaned will be invested in liquid high-grade debt securities. A Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would also receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. A Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days. A Portfolio would not have the right to vote the securities during the existence of the loan but would call the loan to permit voting of the securities if, in the Adviser's judgment, a material event requiring a shareholder vote would otherwise occur before the loan was repaid. In the event of bankruptcy or other default of the borrower, a Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses, including (a) possible decline in the value of the collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto, (b) possible subnormal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights.


Line of Credit. Subject to its restriction on borrowing under Investment Restrictions, each Portfolio may establish and maintain a line of credit with a major bank in order to permit borrowing on a temporary basis to meet share redemption requests in circumstances in which temporary borrowing may be preferable to liquidation of portfolio securities.


Participation Interests. Each Municipal Portfolio may purchase participation interests in all or part of specific holdings of Municipal Securities, but does not intend to do so unless the tax-exempt status of those participation interests or certificates of participation is confirmed to the satisfaction of the Board of Trustees, which may include consideration of an opinion of counsel as to the tax-exempt status. Each participation interest would meet the prescribed quality standards of the Portfolio or be backed by an irrevocable letter of credit or guarantee of a bank that meets the prescribed quality standards of the Portfolio. Some participation interests are illiquid securities.

Each Municipal Portfolio may also purchase participations in lease obligations or installment purchase contract obligations (hereinafter collectively called "lease obligations") of municipal authorities or entities. Although lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds. Although "non-appropriation" lease obligations are secured by leased property, disposition of the property in the event of foreclosure might prove difficult. The Portfolio will seek to minimize these risks by investing primarily in those "non-appropriation" lease obligations where (1) the nature of the leased equipment or property is such that its ownership or use is essential to a governmental function of the municipality, (2) the lease obligor has maintained good market acceptability in the past,
(3) the investment is of a size that will be attractive to institutional investors, and (4) the underlying leased equipment has elements of portability and/or use that enhance its marketability in the event foreclosure on the underlying equipment were ever required.


The Board of Trustees has delegated to the Adviser the responsibility to determine the credit quality of participation interests. The determinations concerning the liquidity and appropriate valuation of a municipal lease obligation, as with any other municipal security, are made based on all relevant factors. These factors may include, among others: (1) the frequency of trades and quotes for the obligation; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer.


PIK and Zero Coupon Bonds. Each Bond Portfolio may invest up to 20% of its assets in zero coupon bonds and bonds the interest on which is payable in kind ("PIK bonds"). A zero coupon bond is a bond that does not pay interest for its entire life. A PIK bond pays interest in the form of additional securities. The market prices of both zero coupon and PIK bonds are affected to a greater extent by changes in prevailing levels of interest rates and thereby tend to be more volatile in price than securities that pay interest periodically and in cash. In addition, because a Bond Portfolio accrues income with respect to these securities prior to the receipt of such interest in cash, it may have to dispose of portfolio securities under disadvantageous circumstances in order to obtain cash needed to pay income dividends in amounts necessary to avoid unfavorable tax consequences.

Private Placements. Each Municipal Portfolio may invest in securities that are purchased in private placements (including privately placed securities eligible for purchase and sale under Rule 144A of the Securities Act of 1933 ["1933 Act"]) and, accordingly, are subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such investments, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Portfolio could find it more difficult to sell such securities when the Adviser believes it is advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it may also be more difficult to determine the fair value of such securities for purposes of computing net asset value.

Rated Securities. For a description of the ratings applied by rating services to Municipal Securities and other debt securities, please refer to the Appendix. Except with respect to debt securities with a demand feature (see the definition of "short-term" in the Glossary) acquired by Municipal Money Portfolio, the fact that the rating of a debt security held by a Portfolio may be lost or reduced below the minimum level applicable to its original purchase by the Portfolio does not require that obligation to be sold, but the Adviser will consider such fact in determining whether the Portfolio should continue to hold the obligation. In the case of Municipal Securities with a demand feature acquired by Municipal Money Portfolio, if the quality of such a security falls below the minimum level applicable at the time of acquisition, the Portfolio must dispose of the security within a reasonable period of time either by exercising the demand feature or by selling the security in the secondary market, unless the Board of Trustees determines that it is in the best interests of the Portfolio and its shareholders to retain the security.

To the extent that the ratings accorded by Moody's, S&P, or Fitch Investors Service for debt securities may change as a result of changes in such organizations, or changes in their rating systems, the Portfolios will attempt to use comparable ratings as standards for its investments in accordance with its investment policies. The Board of Trustees is required to review such ratings with respect to Municipal Money Portfolio.

REMICs. Each Bond Portfolio may invest in real estate mortgage investment conduits ("REMICs"). REMICs, which were authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. A REMIC is a CMO that qualifies for special tax treatment under the Internal Revenue Code and invests in certain mortgages principally secured by interests in real property. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests, or "residual" interests. Guaranteed REMIC pass-through certificates ("REMIC Certificates") issued by FNMA or FHLMC represent beneficial ownership interests in a REMIC trust consisting principally of mortgage loans or FNMA-, FHLMC- or GNMA-guaranteed mortgage pass-through certificates. For FHLMC REMIC Certificates, FHLMC guarantees the timely payment of interest and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates. FNMA REMIC Certificates are issued and guaranteed as to timely distribution and principal and interest by FNMA.

Repurchase Agreements. Each Portfolio may invest in repurchase agreements, provided that an Equity Portfolio and High-Yield Municipals Portfolio may not invest more than 15% and Cash Reserves Portfolio, Municipal Money Portfolio and each Bond Portfolio may not invest more than 10% of net assets in repurchase agreements maturing in more than seven days and any other illiquid securities. A repurchase agreement is a sale of securities to a Portfolio in which the seller agrees to repurchase the securities at a higher price, which includes an amount representing interest on the purchase price, within a specified time. In the event of bankruptcy of the seller, a Portfolio could experience both losses and delays in liquidating its collateral.


Reverse Repurchase Agreements. Each Portfolio may enter into reverse repurchase agreements with banks and securities dealers. A reverse repurchase agreement is a repurchase agreement in which a Portfolio is the seller of, rather than the investor in, securities and agrees to repurchase them at an agreed-upon time and price.
Use of a reverse repurchase agreement may be preferable to a regular sale and later repurchase of the securities because it avoids certain market risks and transaction costs.

At the time a Portfolio enters into a reverse repurchase agreement, liquid assets (cash, U.S. Government securities or other "high-grade" debt obligations) of the Portfolio having a value at least as great as the purchase price of the securities to be purchased will be segregated on the books of the Portfolio and held by the custodian throughout the period of the obligation. The use of this investment strategy may increase net asset value fluctuation.


Rule 144A Securities. Each Portfolio other than Cash Reserves Portfolio may purchase securities that have been privately placed but that are eligible for purchase and sale under Rule 144A under the 1933 Act. That Rule permits certain qualified institutional buyers, such as the Portfolios, to trade in privately placed securities that have not been registered for sale under the 1933 Act. The Adviser, under the supervision of the Board of Trustees, will consider whether securities purchased under Rule 144A are illiquid and thus subject to the restriction of investing no more than 15% (each Equity Portfolio and High-Yield Municipals Portfolio) or 10% (Municipal Money Portfolio and each Bond Portfolio) of net assets in illiquid securities. A determination of whether a Rule 144A security is liquid or not is a question of fact. In making this determination, the Adviser will consider the trading markets for the specific security, taking into account the unregistered nature of a Rule 144A security. In addition, the Adviser could consider the (1) frequency of trades and quotes, (2) number of dealers and potential purchasers, (3) dealer undertakings to make a market, and (4) nature of the security and of marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). The liquidity of Rule 144A securities would be monitored and if, as a result of changed conditions, it is determined that a Rule 144A security is no longer liquid, the Portfolios' holdings of illiquid securities would be reviewed to determine what, if any, steps are required to assure that the Portfolio does not invest more than 5% of its assets in illiquid securities. Investing in Rule 144A securities could have the effect of increasing the amount of a Portfolio's assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase such securities.
The Portfolios do not expect to invest as much as 5% of its total assets in Rule 144A securities that have not been deemed liquid by the Adviser. (See Investment Restrictions.)


Short Sales "Against the Box." Each Portfolio may sell securities short against the box; that is, enter into short sales of securities that it currently owns or has the right to acquire through the conversion or exchange of other securities that it owns at no additional cost. A Portfolio may make short sales of securities only if at all times when a short position is open the Portfolio owns at least an equal amount of such securities or securities convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short, at no additional cost.

In a short sale against the box, a Portfolio does not deliver from
its portfolio the securities sold.   Instead, the Portfolio borrows
the securities sold short from a broker-dealer through which the short sale is executed, and the broker-dealer delivers such securities, on behalf of the Portfolio, to the purchaser of such securities. The Portfolio is required to pay to the broker-dealer the amount of any dividends paid on shares sold short. Finally, to secure its obligation to deliver to such broker-dealer the securities sold short, the Portfolio must deposit and continuously maintain in a separate account with its custodian an equivalent amount of the securities sold short or securities convertible into or exchangeable for such securities at no additional cost. A Portfolio is said to have a short position in the securities sold until it delivers to the broker-dealer the securities sold. A Portfolio may close out a short position by purchasing on the open market and delivering to the broker-dealer an equal amount of the securities sold short, rather than by delivering portfolio securities.

Short sales may protect a Portfolio against the risk of losses in the value of its portfolio securities because any unrealized losses with respect to such portfolio securities should be wholly or partially offset by a corresponding gain in the short position. However, any potential gains in such portfolio securities should be wholly or partially offset by a corresponding loss in the short position. The extent to which such gains or losses are offset will depend upon the amount of securities sold short relative to the amount the Portfolio owns, either directly or indirectly, and, in the case where the Portfolio owns convertible securities, changes in the conversion premium.

Short sale transactions involve certain risks. If the price of the security sold short increases between the time of the short sale and the time a Portfolio replaces the borrowed security, the Portfolio will incur a loss and if the price declines during this period, the Portfolio will realize a short-term capital gain. Any realized short-term capital gain will be decreased, and any incurred loss increased, by the amount of transaction costs and any premium, dividend or interest which the Portfolio may have to pay in connection with such short sale. Certain provisions of the Code may limit the degree to which a Portfolio is able to enter into short sales. There is no limitation on the amount of each Portfolio's assets that, in the aggregate, may be deposited as collateral for the obligation to replace securities borrowed to effect short sales and allocated to segregated accounts in connection with short sales. Balanced Portfolio may invest up to 20% of its total assets in short sales against the box; no other Portfolio will invest more than 5% of its total assets in short sales against the box.


Standby Commitments. Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio may obtain standby commitments when purchasing securities. A standby commitment gives the holder the right to sell the underlying security to the seller at an agreed-upon price on certain dates or within a specified period. A Municipal Portfolio will acquire standby commitments solely to facilitate portfolio liquidity and not with a view to exercising them at a time when the exercise price may exceed the current value of the underlying securities. If the exercise price of a standby commitment held by a Municipal Portfolio should exceed the current value of the underlying securities, the Portfolio may refrain from exercising the standby commitment in order to avoid causing the issuer of the standby commitment to sustain a loss and thereby jeopardizing the Portfolio's business relationship with the issuer. A Municipal Portfolio will enter into standby commitments only with banks and securities dealers that, in the opinion of the Adviser, present minimal credit risks. However, if a securities dealer or bank is unable to meet its obligation to repurchase the security when a Municipal Portfolio exercises a standby commitment, the Portfolio might be unable to recover all or a portion of any loss sustained from having to sell the security elsewhere. Standby commitments will be valued at zero in determining a Municipal Portfolio's net asset value.

Standby commitment agreements create an additional risk for a Bond Portfolio because the other party to the standby agreement generally will not be obligated to deliver the security, but the Portfolio will be obligated to accept it if delivered. Depending on market conditions, the Portfolio may receive a commitment fee for assuming this obligation. If prevailing market interest rates increase during the period between the date of the agreement and the settlement date, the other party can be expected to deliver the security and, in effect, pass any decline in value to the Portfolio. If the value of the security increases after the agreement is made, however, the other party is unlikely to deliver the security. In other words, a decrease in the value of the securities to be purchased under the terms of a standby commitment agreement will likely result in the delivery of the security, and, therefore, such decrease will be reflected in the Portfolio's net asset value. However, any increase in the value of the securities to be purchased will likely result in the non-delivery of the security and, therefore, such increase will not affect the net asset value unless and until the Portfolio actually obtains the security.

Taxable Securities. Assets of a Municipal Portfolio that are not invested in Municipal Securities may be held in cash or invested in short-term taxable investments /7/ such as: (1) U.S. Government bills, notes and bonds; (2) obligations of agencies and instrumentalities of the U.S. Government (including obligations not backed by the full faith and credit of the U.S. Government); (3) other money market instruments such as certificates of deposit and bankers' acceptances of domestic banks having total assets in excess of $1 billion, and corporate commercial paper rated Prime-1 by Moody's or A-1 by S&P at the time of purchase, or, if unrated, issued or guaranteed by an issuer with outstanding debt rated Aa or better by Moody's or AA or better by S&P; and (4) repurchase agreements with banks and securities dealers. Each Municipal Portfolio limits repurchase agreements to those that are short-term, subject to its restriction (g) under Investment Restrictions (although the underlying securities may not be short-term).

Tender Option Bonds; Trust Receipts.   Each Municipal Portfolio may
purchase tender option bonds and trust receipts. A tender option bond is a Municipal Security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax-exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution
------------
/7/ The policies described in this paragraph are fundamental for Municipal Money Portfolio.
------------
and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the Municipal Security's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate. The Adviser will consider on an ongoing basis the creditworthiness of the issuer of the underlying Municipal Securities, of any custodian, and of the third-party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying Municipal Securities and for other reasons. No Municipal Portfolio intends to invest more than 10% of net assets in tender option bonds or trust receipts.

Variable and Floating Rate Instruments. Each Bond Portfolio may also invest in floating rate instruments which provide for periodic adjustments in coupon interest rates that are automatically reset based on changes in amount and direction of specified market interest rates. In addition, the adjusted duration of some of these instruments may be materially shorter than their stated maturities. To the extent such instruments are subject to lifetime or periodic interest rate caps or floors, such instruments may experience greater price volatility than debt instruments without such features. Adjusted duration is an inverse relationship between market price and interest rates and refers to the approximate percentage change in price for a 100 basis point change in yield. For example, if interest rates decrease by 100 basis points, a market price of a security with an adjusted duration of 2 would increase by approximately 2%. Neither Income Portfolio nor High Yield Portfolio intends to invest more than 5% of its net assets in floating rate instruments. Intermediate Bond Portfolio does not intend to invest more than 10% of its net assets in floating rate instruments.

In accordance with its investment objective and policies, Cash Reserves Portfolio may invest in variable and floating rate money market instruments which provide for periodic or automatic adjustments in coupon interest rates that are reset based on changes in amount and direction of specified short-term interest rates. Cash Reserves Portfolio will not invest in a variable or floating rate instrument unless the Adviser determines that as of any reset date the market value of the instrument can reasonably be expected to approximate its par value.

When-Issued and Delayed-Delivery Securities; Forward Commitments. Each Portfolio may purchase securities on a when-issued or delayed-delivery basis, and each Municipal Portfolio may purchase forward commitments. Although the payment and interest terms of these securities are established at the time a Portfolio enters into the commitment, the securities may be delivered and paid for a month or more after the date of purchase, when their value may have changed. The Portfolios make such commitments only with the intention of actually acquiring the securities, but may sell the securities before settlement date if the Adviser deems it advisable for investment reasons. No Portfolio currently intends to make commitments to purchase when-issued securities in excess of 5% of its net assets. International Portfolio may utilize spot and forward foreign currency exchange transactions to reduce the risk inherent in fluctuations in the exchange rate between one currency and another when securities are purchased or sold on a when-issued or delayed-delivery basis.

Securities purchased by a Bond Portfolio on a when-issued or delayed-delivery basis are sometimes done on a "dollar roll" basis. Dollar roll transactions consist of the sale by the Portfolio of securities with a commitment to purchase similar but not identical securities, generally at a lower price at a future date. A dollar roll may be renewed after cash settlement and initially may involve only a firm commitment agreement by the Portfolio to buy a security. A dollar roll transaction involves the following risks: if the broker-dealer to whom the Portfolio sells the security becomes insolvent, the Portfolio's right to purchase or repurchase the security may be restricted; the value of the security may change adversely over the term of the dollar roll; the security which the Portfolio is required to repurchase may be worth less than a security which the Portfolio originally held; and the return earned by the Portfolio with the proceeds of a dollar roll may not exceed transaction costs.

At the time a Municipal Portfolio or Bond Portfolio enters into a binding obligation to purchase securities on a when-issued basis, liquid assets (cash, U.S. Government or other "high grade" debt obligations) of the Portfolio having a value of at least as great as the purchase price of the securities to be purchased will be segregated on the books of the Portfolio and held by the custodian throughout the period of the obligation.

Foreign Securities. International Portfolio invests primarily in foreign securities and each Bond Portfolio and each Equity Portfolio may invest up to 25% of its total assets in foreign securities, which may entail a greater degree of risk (including risks relating to exchange rate fluctuations, tax provisions, or expropriation of assets) than does investment in securities of domestic issuers. For this purpose, foreign securities do not include American Depositary Receipts (ADRs) or securities guaranteed by a United States person. ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying securities. A Portfolio may invest in sponsored or unsponsored ADRs. In the case of an unsponsored ADR, a Portfolio is likely to bear its proportionate share of the expenses of the depository and it may have greater difficulty in receiving shareholder communications than it would have with a sponsored ADR.


International Portfolio may also purchase foreign securities in the form of European Depositary Receipts (EDRs) or other securities representing underlying shares of foreign issuers. Positions in these securities are not necessarily denominated in the same currency as the common stocks into which they may be converted. ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying securities. EDRs are European receipts evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.

With respect to portfolio securities that are issued by foreign issuers or denominated in foreign currencies, a Portfolio's investment performance is affected by the strength or weakness of the U.S. dollar against these currencies. For example, if the dollar falls in value relative to the Japanese yen, the dollar value of a yen-denominated stock held in a Portfolio will rise even though the price of the stock remains unchanged. Conversely, if the dollar rises in value relative to the yen, the dollar value of the yen-denominated stock will fall. (See discussion of transaction hedging and portfolio hedging under Currency Exchange Transactions.)

Investors should understand and consider carefully the risks involved in foreign investing. Investing in foreign securities, positions in which are generally denominated in foreign currencies, and utilization of forward foreign currency exchange contracts involve certain considerations comprising both risks and opportunities not typically associated with investing in U.S. securities. These considerations include: fluctuations in exchange rates of foreign currencies; possible imposition of exchange control regulation or currency restrictions that would prevent cash from being brought back to the United States; less public information with respect to issuers of securities; less governmental supervision of stock exchanges, securities brokers, and issuers of securities; lack of uniform accounting, auditing, and financial reporting standards; lack of uniform settlement periods and trading practices; less liquidity and frequently greater price volatility in foreign markets than in the United States; possible imposition of foreign taxes; possible investment in securities of companies in developing as well as developed countries; and sometimes less advantageous legal, operational, and financial protections applicable to foreign sub-custodial arrangements.

Although a Portfolio will try to invest in companies and governments of countries having stable political environments, there is the possibility of expropriation or confiscatory taxation, seizure or nationalization of foreign bank deposits or other assets, establishment of exchange controls, the adoption of foreign government restrictions, or other adverse political, social or diplomatic developments that could affect investment in these nations.

Currency Exchange Transactions. Currency exchange transactions may be conducted either on a spot (i.e., cash) basis at the spot rate for purchasing or selling currency prevailing in the foreign exchange market or through forward currency exchange contracts ("forward contracts"). Forward contracts are contractual agreements to purchase or sell a specified currency at a specified future date (or within a specified time period) and price set at the time of the contract. Forward contracts are usually entered into with banks and broker-dealers, are not exchange traded, and are usually for less than one year, but may be renewed.

A Portfolio's foreign currency exchange transactions are limited to transaction and portfolio hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of forward contracts with respect to specific receivables or payables of a Portfolio arising in connection with the purchase and sale of its portfolio securities. Portfolio hedging is the use of forward contracts with respect to portfolio security positions denominated or quoted in a particular foreign currency. Portfolio hedging allows a Portfolio to limit or reduce its exposure in a foreign currency by entering into a forward contract to sell such foreign currency (or another foreign currency that acts as a proxy for that currency) at a future date for a price payable in U.S. dollars so that the value of the foreign-denominated portfolio securities can be approximately matched by a foreign-denominated liability. A Portfolio may not engage in portfolio hedging with respect to the currency of a particular country to an extent greater than the aggregate market value (at the time of making such sale) of the securities held in its portfolio denominated or quoted in that particular currency, except that a Portfolio may hedge all or part of its foreign currency exposure through the use of a basket of currencies or a proxy currency where such currencies or currency act as an effective proxy for other currencies. In such a case, a Portfolio may enter into a forward contract where the amount of the foreign currency to be sold exceeds the value of the securities denominated in such currency. The use of this basket hedging technique may be more efficient and economical than entering into separate forward contracts for each currency held in a Portfolio. A Portfolio may not engage in "speculative" currency exchange transactions.

At the maturity of a forward contract to deliver a particular currency, a Portfolio may either sell the security related to such contract and make delivery of the currency, or it may retain the security and either acquire the currency on the spot market or terminate its contractual obligation to deliver the currency by purchasing an offsetting contract with the same currency trader obligating it to purchase on the same maturity date the same amount of the currency.

It is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of a forward contract. Accordingly, it may be necessary for a Portfolio to purchase additional currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of currency a Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the currency. Conversely, it may be necessary to sell on the spot market some of the currency received upon the sale of a Portfolio security if its market value exceeds the amount of currency a Portfolio is obligated to deliver.

If a Portfolio retains the portfolio security and engages in an offsetting transaction, the Portfolio will incur a gain or a loss to the extent that there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the currency. Should forward prices decline during the period between a Portfolio's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Portfolio will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, a Portfolio will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell. A default on the contract would deprive a Portfolio of unrealized profits or force the Portfolio to cover its commitments for purchase or sale of currency, if any, at the current market price.

Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Portfolio to hedge against a devaluation that is so generally anticipated that a Portfolio is not able to contract to sell the currency at a price above the devaluation level it anticipates.
The cost to a Portfolio of engaging in currency exchange transactions varies with such factors as the currency involved, the length of the contract period, and prevailing market conditions. Since currency exchange transactions are usually conducted on a principal basis, no fees or commissions are involved.

Synthetic Foreign Money Market Positions. Each Bond Portfolio and International Portfolio may invest in money market instruments denominated in foreign currencies. In addition to, or in lieu of, such direct investment, such Portfolio may construct a synthetic foreign money market position by (a) purchasing a money market instrument denominated in one currency, generally U.S. dollars, and
(b) concurrently entering into a forward contract to deliver a corresponding amount of that currency in exchange for a different currency on a future date and at a specified rate of exchange. For example, a synthetic money market position in Japanese yen could be constructed by purchasing a U.S. dollar money market instrument, and entering concurrently into a forward contract to deliver a corresponding amount of U.S. dollars in exchange for Japanese yen on a specified date and at a specified rate of exchange. Because of the availability of a variety of highly liquid short-term U.S. dollar money market instruments, a synthetic money market position utilizing such U.S. dollar instruments may offer greater liquidity than direct investment in foreign currency money market instruments. The result of a direct investment in a foreign currency and a concurrent construction of a synthetic position in such foreign currency, in terms of both income yield and gain or loss from changes in currency exchange rates, in general should be similar, but would not be identical because the components of the alternative investments would not be identical. Except to the extent a synthetic foreign money market position consists of a money market instrument denominated in a foreign currency, the synthetic foreign money market position shall not be deemed a "foreign security" for purposes of the policy that, under normal conditions, International Portfolio will invest at least 65% of its total assets in foreign securities.

A Bond Portfolio may also construct a synthetic foreign position by entering into a swap arrangement. A swap is a contractual agreement between two parties to exchange cash flows--at the time of the swap agreement and again at maturity, and, with some swaps, at various intervals through the period of the agreement. The use of swaps to construct a synthetic foreign position would generally entail the swap of interest rates and currencies. A currency swap is a contractual arrangement between two parties to exchange principal amounts in different currencies at a predetermined foreign exchange rate. An interest rate swap is a contractual agreement between two parties to exchange interest payments on identical principal amounts. An interest rate swap may be between a floating and a fixed rate instrument, a domestic and a foreign instrument, or any other type of cash flow exchange. A currency swap generally has the same risk characteristics as a forward currency contract, and all types of swaps have counter-party risk. Depending on the facts and circumstances, swaps may be considered illiquid. Illiquid securities usually have greater investment risk and are subject to greater price volatility. The net amount of the excess, if any, of the Portfolio's obligations over which it is entitled to receive with respect to an interest rate or currency swap will be accrued daily and liquid assets (cash, U.S. Government securities, or other "high grade" debt obligations) of the Portfolio having a value at least equal to such accrued excess will be segregated on the books of the Portfolio and held by the Custodian for the duration of the swap. A Bond Portfolio may also construct a synthetic foreign position by purchasing an instrument whose return is tied to the return of the desired foreign position. An investment in these "principal exchange rate linked securities" (often called PERLS) can produce a return similar to a direct investment in a foreign security.

Options on Securities and Indexes. Each Bond Portfolio and each Equity Portfolio may purchase and sell put options and call options on securities, indexes or foreign currencies in standardized contracts traded on recognized securities exchanges, boards of trade, or similar entities, or quoted on Nasdaq. High-Yield Municipals Portfolio is permitted to purchase and to write both call options and put options on debt or other securities or indexes in standardized contracts traded on U.S. securities exchanges, boards of trade, or similar entities, or quoted on Nasdaq. High-Yield Municipals Portfolio and each Bond and Equity Portfolio also may purchase agreements, sometimes called cash puts, that may accompany the purchase of a new issue of bonds from a dealer.


An option on a security (or index) is a contract that gives the purchaser (holder) of the option, in return for a premium, the right to buy from (call) or sell to (put) the seller (writer) of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option (normally not exceeding nine months). The writer of an option on an individual security or on a foreign currency has the obligation upon exercise of the option to deliver the underlying security or foreign currency upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security or foreign currency. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect specified facets of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

A Portfolio will write call options and put options only if they are "covered." For example, in the case of a call option on a security, the option is "covered" if a Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio.

If an option written by a Portfolio expires, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires, the Portfolio realizes a capital loss equal to the premium paid.

Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when a Portfolio desires.

A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

A put or call option purchased by a Portfolio is an asset of the Portfolio, valued initially at the premium paid for the option.
The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

Risks Associated with Options. There are several risks associated with transactions in options. For example, there are significant differences between the securities markets, the currency markets, and the options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option would expire and become worthless. If a Portfolio were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security until the option expired. As the writer of a covered call option on a security, a Portfolio foregoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

If trading were suspended in an option purchased or written by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased.


Futures Contracts and Options on Futures Contracts. High-Yield Municipals Portfolio, each Bond Portfolio and each Equity Portfolio may use interest rate futures contracts, and index futures contracts; and the Bond and Equity Portfolios may use foreign currency futures contracts. An interest rate, index or foreign currency futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument or the cash value of an index /8/ at a specified price and time. A public market exists in futures contracts covering a number of indexes (including, but not limited to: the Standard & Poor's 500 Index; the Value Line Composite Index; and the New York Stock Exchange Composite Index) as well as financial instruments (including, but not limited to: U.S. Treasury bonds; U.S. Treasury notes; Eurodollar certificates of deposit; and foreign currencies). Other index and financial instrument futures contracts are available and it is expected that additional futures contracts will be developed and traded.

----------
/8/ A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index is a function of the value of certain specified securities no physical delivery of those securities is made.
----------

A Portfolio may purchase and write call and put futures options. Futures options possess many of the same characteristics as options on securities, indexes and foreign currencies (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position
(put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A Portfolio might, for example, use futures contracts to hedge against or gain exposure to fluctuations in the general level of stock prices, anticipated changes in interest rates or currency fluctuations that might adversely affect either the value of a Portfolio's securities or the price of the securities that the Portfolio intends to purchase. Although other techniques could be used to reduce or increase a Portfolio's exposure to stock price, interest rate, and currency fluctuations, the Portfolio may be able to achieve its exposure more effectively and perhaps at a lower cost by using futures contracts and futures options.

A Portfolio will only enter into futures contracts and futures options that are standardized and traded on an exchange, board of trade, or similar entity, or quoted on an automated quotation system.

The success of any futures transaction depends on the Adviser correctly predicting changes in the level and direction of stock prices, interest rates, currency exchange rates and other factors. Should those predictions be incorrect, a Portfolio's return might have been better had the transaction not been attempted; however, in the absence of the ability to use futures contracts, the Adviser might have taken portfolio actions in anticipation of the same market movements with similar investment results but, presumably, at greater transaction costs.

When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of cash or U.S. Government securities or other securities acceptable to the broker ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract, which is returned to a Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. A Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day a Portfolio pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking-to-market." Variation margin paid or received by a Portfolio does not represent a borrowing or loan by the Portfolio but is instead settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract had expired at the close of the previous day. In computing daily net asset value, a Portfolio will mark-to-market its open futures positions.

A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by a Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, usually these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

Risks Associated with Futures. There are several risks associated with the use of futures contracts and futures options. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. In trying to increase or reduce market exposure, there can be no guarantee that there will be a correlation between price movements in the futures contract and in a Portfolio exposure sought. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given transaction not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as: variations in speculative market demand for futures, futures options and the related securities, including technical influences in futures and futures options trading and differences between the securities market and the securities underlying the standard contracts available for trading. For example, in the case of index futures contracts, the composition of the index, including the issuers and the weighting of each issue, may differ from the composition of a Portfolio's portfolio, and, in the case of interest rate futures contracts, the interest rate levels, maturities, and creditworthiness of the issues underlying the futures contract may differ from the financial instruments held in the Portfolio's portfolio. A decision as to whether, when and how to use futures contracts involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected stock price or interest rate trends.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses. Stock index futures contracts are not normally subject to such daily price change limitations.

There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or futures option position. A Portfolio would be exposed to possible loss on the position during the interval of inability to close, and would continue to be required to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.


Limitations on Options and Futures. If other options, futures contracts, or futures options of types other than those described herein are traded in the future, High-Yield Municipals Portfolio, each Bond Portfolio and each Equity Portfolio may also use those investment vehicles, provided the Board of Trustees determines that their use is consistent with the Portfolio's investment objective.


A Portfolio will not enter into a futures contract or purchase an option thereon if, immediately thereafter, the initial margin deposits for futures contracts held by the Portfolio plus premiums paid by it for open futures option positions, less the amount by which any such positions are "in-the-money," /9/ would exceed 5% of a Portfolio's total assets.

When purchasing a futures contract or writing a put option on a futures contract, a Portfolio must maintain with its custodian (or broker, if legally permitted) cash or cash equivalents (including any margin) equal to the market value of such contract. When writing a call option on a futures contract, a Portfolio similarly will maintain with its custodian cash or cash equivalents (including any margin) equal to the amount by which such option is in-the-money until the option expires or is closed out by the Portfolio.

A Portfolio may not maintain open short positions in futures contracts, call options written on futures contracts or call options written on indexes if, in the aggregate, the market value of all such open positions exceeds the current value of the securities in its portfolio, plus or minus unrealized gains and losses on the open positions, adjusted for the historical relative volatility of the relationship between a Portfolio and the positions. For this purpose, to the extent a Portfolio has written call options on specific securities in its portfolio, the value of those securities will be deducted from the current market value of the securities portfolio.

In order to comply with Commodity Futures Trading Commission Regulation 4.5 and thereby avoid being deemed a "commodity pool operator," a Portfolio will use commodity futures or commodity options contracts solely for bona fide hedging purposes within the meaning and intent of Regulation 1.3(z), or, with respect to positions in commodity futures and commodity options contracts that do not come within the meaning and intent of 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed 5% of the fair market value of the assets of a Portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into [in the case of an option that is in-the-money at the time of purchase, the in-the-money amount (as defined in Section 190.01(x) of the Commission Regulations) may be excluded in computing such 5%].
---------
/9/ A call option is "in-the-money" if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is "in-the-money" if the exercise price exceeds the value of the futures contract that is the subject of the option.
---------

Taxation of Options and Futures. If a Portfolio exercises a call or put option that it holds, the premium paid for the option is added to the cost basis of the security purchased (call) or deducted from the proceeds of the security sold (put). For cash settlement options and futures options exercised by a Portfolio, the difference between the cash received at exercise and the premium paid is a capital gain or loss.

If a call or put option written by a Portfolio is exercised, the premium is included in the proceeds of the sale of the underlying security (call) or reduces the cost basis of the security purchased
(put). For cash settlement options and futures options written by a Portfolio, the difference between the cash paid at exercise and the premium received is a capital gain or loss.

Entry into a closing purchase transaction will result in capital gain or loss. If an option written by a Portfolio was in-the-money at the time it was written and the security covering the option was held for more than the long-term holding period prior to the writing of the option, any loss realized as a result of a closing purchase transaction will be long-term. The holding period of the securities covering an in-the-money option will not include the period of time the option is outstanding.

If a Portfolio writes an equity call option /10/ other than a "qualified covered call option," as defined in the Code, any loss on such option transaction, to the extent it does not exceed the unrealized gains on the securities covering the option, may be subject to deferral until the securities covering the option have been sold.

A futures contract held until delivery results in capital gain or loss equal to the difference between the price at which the futures contract was entered into and the settlement price on the earlier of delivery notice date or expiration date. If a Portfolio delivers securities under a futures contract, the Portfolio also realizes a capital gain or loss on those securities.

For federal income tax purposes, a Portfolio generally is required to recognize as income for each taxable year its net unrealized gains and losses as of the end of the year on futures, futures options and non-equity options positions ("year-end mark-to-market"). Generally, any gain or loss recognized with respect to such positions (either by year-end mark-to-market or by actual closing of the positions) is considered to be 60% long-term and 40% short-term, without regard to the holding periods of the contracts. However, in the case of positions classified as part of a "mixed straddle," the recognition of losses on certain positions (including options, futures and futures options positions, the related securities and certain successor positions thereto) may be deferred to a later taxable year. Sale of futures contracts or writing of call options (or futures call options) or buying put options (or futures put options) that are intended to hedge against a change in the value of securities held by a Portfolio: (1) will affect the holding period of the
------------
/10/ An equity option is defined to mean any option to buy or sell stock, and any other option the value of which is determined by reference to an index of stocks of the type that is ineligible to be traded on a commodity futures exchange (e.g., an option contract on a sub-index based on the price of nine hotel-casino stocks).
The definition of equity option excludes options on broad-based stock indexes (such as the Standard & Poor's 500 index).
------------
hedged securities; and (2) may cause unrealized gain or loss on such securities to be recognized upon entry into the hedge.

If a Portfolio were to enter into a short index future, short index futures option or short index option position and a Portfolio's portfolio were deemed to "mimic" the performance of the index underlying such contract, the option or futures contract position and the Portfolio's stock positions would be deemed to be positions in a mixed straddle, subject to the above-mentioned loss deferral rules.

In order for a Portfolio to continue to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, and gains from the sale of securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts). Any net gain realized from futures (or futures options) contracts will be considered gain from the sale of securities and therefore be qualifying income for purposes of the 90% requirement.

Each Portfolio distributes to investors annually any net capital gains that have been recognized for federal income tax purposes (including year-end mark-to-market gains) on options and futures transactions. Such distributions are combined with distributions of capital gains realized on other investments, and investors are advised of the nature of the payments.

The Taxpayer Relief Act of 1997 (the "Act") imposed constructive sale treatment for federal income tax purposes on certain hedging strategies with respect to appreciated securities. Under these rules, taxpayers will recognize gain, but not loss, with respect to securities if they enter into short sales of "offsetting notional principal contracts" (as defined by the Act) or futures or "forward contracts" (as defined by the Act) with respect to the same or substantially identical property, or if they enter into such transactions and then acquire the same or substantially identical property. These changes generally apply to constructive sales after June 8, 1997. Furthermore, the Secretary of the Treasury is authorized to promulgate regulations that will treat as constructive sales certain transactions that have substantially the same effect as short sales, offsetting notional principal contracts, and futures or forward contracts to deliver the same or substantially similar property.


Investment Risks--Municipal Portfolios
--------------------------------------
The federal bankruptcy statutes relating to the debts of political subdivisions and authorities of states of the United States provide that, in certain circumstances, such subdivisions or authorities may be authorized to initiate bankruptcy proceedings without prior notice to or consent of creditors, which proceedings could result in material and adverse changes in the rights of holders of their obligations.

Lawsuits challenging the validity under state constitutions of present systems of financing public education have been initiated or adjudicated in a number of states, and legislation has been introduced to effect changes in public school financing in some states. In other instances there have been lawsuits challenging the issuance of pollution control revenue bonds or the validity of their issuance under state or federal law which could ultimately affect the validity of those Municipal Securities or the tax-free nature of the interest thereon. In addition, from time to time proposals have been introduced in Congress to restrict or eliminate the federal income tax exemption for interest on Municipal Securities, and similar proposals may be introduced in the future. Some of the past proposals would have applied to interest on Municipal Securities issued before the date of enactment, which would have adversely affected their value to a material degree. If such proposals are enacted, the availability of Municipal Securities for investment by a Municipal Portfolio and the value of its portfolio would be affected and, in such an event, the Portfolio would reevaluate its investment objectives and policies.

Because each Municipal Portfolio may invest in industrial development bonds, its shares may not be an appropriate investment for "substantial users" of facilities financed by industrial development bonds or for "related persons of substantial users."

In addition, each Municipal Portfolio may invest in Municipal Securities issued after the effective date of the Tax Reform Act of 1986 (the "1986 Act"), which may be subject to retroactive taxation if they fail to continue to comply after issuance with certain requirements imposed by the 1986 Act.

Although the banks and securities dealers from which the Municipal Portfolios may acquire repurchase agreements and standby commitments, and the entities from which they may purchase participation interests in Municipal Securities, will be those that the Adviser believes to be financially sound, there can be no assurance that they will be able to honor their obligations to the Portfolio.


Investment Restrictions
-----------------------
Fundamental policies may be changed only with the approval of a "majority of the outstanding voting securities" of a Portfolio, as defined in the Investment Company Act of 1940. Nonfundamental investment restrictions, which may be required by various laws and administrative positions, may be changed by the Board of Trustees without a vote of shareholders.


The following investment restrictions (other than material within brackets) are fundamental policies of each Municipal Portfolio.
They may not:


(1) invest in a security if, with respect to 75% of its assets, as a result of such investment, more than 5% of its total assets (taken at market value at the time of investment) would be invested in the securities of any one issuer (for this purpose, the issuer(s) of a security being deemed to be only the entity or entities whose assets or revenues are subject to the principal and interest obligations of the security), other than obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities or repurchase agreements for such securities [however, in the case of a guarantor of securities (including an issuer of a letter of credit), the value of the guarantee (or letter of credit) may be excluded from this computation if the aggregate value of securities owned by the Portfolio and guaranteed by such guarantor

    (plus any other investments of the Portfolio in securities issued by the guarantor) does not exceed 10% of the Portfolio's total assets]; /11/ /12/

(2) purchase any securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities (this restriction does not apply to securities purchased on a when-issued or delayed-delivery basis or to reverse repurchase agreements), [High-Yield Municipals Portfolio only] but it may make margin deposits in connection with futures and options transactions;

(3) make loans, although it may (a) participate in an interfund lending program with other Stein Roe Funds and Portfolios provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total assets; (b) purchase money market instruments and enter into repurchase agreements; and (c) acquire publicly distributed or privately placed debt securities;
(4) borrow except that it may (a) borrow for nonleveraging, temporary or emergency purposes and (b) engage in reverse repurchase agreements and make other borrowings, provided that the combination of (a) and (b) shall not exceed 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law; it may borrow from banks, other Stein Roe Funds and Portfolios, and other persons to the extent permitted by applicable law;

(5) mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by the Portfolio except (a) as may be necessary in connection with borrowings mentioned in (4) above, and [High-Yield Municipals Portfolio only] (b) it may enter futures and options transactions;

(6) invest more than 25% of its total assets (taken at market value at the time of each investment) in securities of non-governmental issuers whose principal business activities are in the same industry;
(7) purchase portfolio securities for the Portfolio from, or sell portfolio securities to, any of the officers, directors, or trustees of the Trust or of its investment adviser;
(8) purchase or sell commodities or commodities contracts or oil, gas, or mineral programs;

(9) [Municipal Money Portfolio only] purchase any securities other than those described in Part A under Objectives and Basic
    Investment Strategy and Other Investment Practices;

(10) issue any senior security except to the extent permitted under the Investment Company Act of 1940.


Following are the nonfundamental investment restrictions of each Municipal Portfolio. They may not:


(a) own more than 10% of the outstanding voting securities of an issuer;
(b) invest in companies for the purpose of exercising control or management;
--------------
/11/ In the case of a security that is insured as to payment of principal and interest, the related insurance policy is not deemed a security, nor is it subject to this investment restriction.
/12/ Notwithstanding the foregoing, and in accordance with Rule 2a-7 of the Investment Company Act of 1940 (the "Rule"), Municipal Money Portfolio and Cash Reserves Portfolio will not, immediately after the acquisition of any security (other than a Government Security or certain other securities as permitted under the Rule), invest more than 5% of its total assets in the securities of any one issuer; provided, however, that it may invest up to 25% of its total assets in First Tier Securities (as that term is defined in the Rule) of a single issuer for a period of up to three business days after the purchase thereof.
--------------

(c) make investments in the securities of other investment companies, except in connection with a merger, consolidation, or reorganization;
(d) purchase or sell real estate (other than Municipal Securities or money market securities secured by real estate or interests therein or such securities issued by companies which invest in real estate or interests therein);
(e) act as an underwriter of securities, except that it may participate as part of a group in bidding, or bid alone, for the purchase of Municipal Securities directly from an issuer for the its own portfolio;

(f) sell securities short unless (1) the Portfolio owns or has the right to obtain securities equivalent in kind and amount to those sold short at no added cost or (2) the securities sold are "when issued" or "when distributed" securities which the Portfolio expects to receive in a recapitalization, reorganization, or other exchange for securities the Portfolio contemporaneously owns or has the right to obtain and provided that it may purchase standby commitments and securities subject to a demand feature entitling the Portfolio to require sellers of securities to the Portfolio to repurchase them upon demand by the Portfolio, [High-Yield Municipals Portfolio only] and that transactions in options, futures and options on futures are not treated as short sales;
(g) [Municipal Money Portfolio only] invest more than 10% of its net assets (taken at market value at the time of a particular investment) in illiquid securities, including repurchase agreements maturing in more than seven days; [High-Yield Municipals Portfolio only] invest more than 15% of its net assets (taken at market value at the time of a particular investment) in illiquid securities, including repurchase agreements maturing in more than seven days;

(h) purchase shares of other open-end investment companies, except in connection with a merger, consolidation, acquisition, or reorganization;
(i) invest more than 5% of its net assets (valued at time of investment) in warrants, nor more than 2% of its net assets in warrants that are not listed on the New York or American stock exchange;

(j) [High-Yield Municipals Portfolio only] write an option on a security unless the option is issued by the Options Clearing Corporation, an exchange, or similar entity;
(k) [High-Yield Municipals Portfolio only] urchase a put or call option if the aggregate premiums paid for all put and call options exceed 20% of its net assets (less the amount by which any such positions are in-the-money), excluding put and call options purchased as closing transactions.

Following are the fundamental investment restrictions of Cash
Reserves Portfolio and each Bond Portfolio.  They may not:

(1) invest in a security if, as a result of such investment, more than 25% of its total assets (taken at market value at the time of such investment) would be invested in the securities of issuers in any particular industry, except that this restriction does not apply to (i) U.S. Government Securities, [Cash Reserves Portfolio only] (ii) repurchase agreements, or
    (iii) securities of issuers in the financial services industry;

(2) invest in a security if, with respect to 75% of its assets, as a result of such investment, more than 5% of its total assets (taken at market value at the time of such investment) would be invested in the securities of any one issuer, except that this restriction does not apply to U.S. Government Securities or repurchase agreements for such securities;

(3) invest in a security if, as a result of such investment, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any one issuer;
(4) purchase or sell real estate (although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein);

(5) purchase or sell commodities or commodities contracts or oil, gas or mineral programs, [Bond Portfolios only] except that it may enter into (a) futures and options on futures and (b) forward contracts;
(6) purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities, [Bond Portfolios only] but it may make margin deposits in connection with transactions in options, futures, and options on futures;
(7) make loans, although it may (a) [Bond Portfolios only] lend portfolio securities and participate in an interfund lending program with other Stein Roe Funds and Portfolios, provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total assets (taken at market value at the time of such loans); (b) [all Portfolios] purchase money market instruments and enter into repurchase agreements; and (c) acquire publicly distributed or privately placed debt securities;
(8) borrow except that it may (a) borrow for nonleveraging, temporary or emergency purposes, (b) engage in reverse repurchase agreements and make other borrowings, provided that the combination of (a) and (b) shall not exceed 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law, and [Bond Portfolios only] (c) enter into futures and options transactions; [all Portfolios] it may borrow from banks, other Stein Roe Funds and Portfolios, and other persons to the extent permitted by applicable law;

(9) act as an underwriter of securities, except insofar as it may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 on disposition of securities acquired subject to legal or contractual restrictions on resale;
(10) issue any senior security except to the extent permitted under the Investment Company Act of 1940.


Following are the nonfundamental investment restrictions of Cash
Reserves Portfolio and each Bond Portfolio.  They may not:


(a) invest for the purpose of exercising control or management;
(b) purchase more than 3% of the stock of another investment company or purchase stock of other investment companies equal to more than 5% of its total assets (valued at time of purchase) in the case of any one other investment company and 10% of such assets (valued at time of purchase) in the case of all other investment companies in the aggregate; any such purchases are to be made in the open market where no profit to a sponsor or dealer results from the purchase, other than the customary broker's commission, except for securities acquired as part of a merger, consolidation or acquisition of assets; /13/
------------
/13/ Stein Roe Funds have been informed that the staff of the Securities and Exchange Commission takes the position that the issuers of certain CMOs and certain other collateralized assets are investment companies and that subsidiaries of foreign banks may be investment companies for purposes of Section 12(d)(1) of the Investment Company Act of 1940, which limits the ability of one investment company to invest in another investment company. Accordingly, the Portfolios intend to operate within the applicable limitations under Section 12(d)(1)(A) of that Act.
------------

(c) purchase portfolio securities from, or sell portfolio securities to, any of the officers and directors or trustees of the Trust or of its investment adviser;
(d) purchase shares of other open-end investment companies, except in connection with a merger, consolidation, acquisition, or reorganization;
(e) invest more than 5% of its net assets (valued at time of investment) in warrants, nor more than 2% of its net assets in warrants which are not listed on the New York or American Stock Exchange;

(f) [Bond Portfolios only] purchase a put or call option if the aggregate premiums paid for all put and call options exceed 20% of its net assets (less the amount by which any such positions are in-the-money), excluding put and call options purchased as closing transactions;
(g) [Bond Portfolios only] write an option on a security unless the option is issued by the Options Clearing Corporation, an exchange, or similar entity;
(h) [Bond Portfolios only] invest in limited partnerships in real estate unless they are readily marketable;

(i) sell securities short unless (1) it owns or has the right to obtain securities equivalent in kind and amount to those sold short at no added cost or (2) the securities sold are "when issued" or "when distributed" securities which it expects to receive in a recapitalization, reorganization, or other exchange for securities it contemporaneously owns or has the right to obtain and [Bond Portfolios only] provided that transactions in options, futures, and options on futures are not treated as short sales;

(j) [Bond Portfolios only] invest more than 15% of its total assets (taken at market value at the time of a particular investment) in restricted securities, other than securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933;

(k) invest more than 10% of its net assets (taken at market value at the time of a particular investment) in illiquid securities /14/, including repurchase agreements maturing in more than seven days.

Following are the fundamental investment restrictions of each Equity Portfolio (except that (1) and (2) are nonfundamental restrictions for Special Portfolio). An Equity Portfolio may not:

(1) with respect to 75% of its total assets, invest more than 5% of its total assets, taken at market value at the time of a particular purchase, in the securities of a single issuer, except for securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities or repurchase agreements for such securities;
(2) acquire more than 10%, taken at the time of a particular purchase, of the outstanding voting securities of any one issuer;
(3) act as an underwriter of securities, except insofar as it may be deemed an underwriter for purposes of the Securities Act of 1933 on disposition of securities acquired subject to legal or contractual restrictions on resale;
--------
/14/ In the judgment of the Adviser, Private Placement Notes, which are issued pursuant to Section 4(2) of the Securities Act of 1933, generally are readily marketable even though they are subject to certain legal restrictions on resale. As such, they are not treated as being subject to the limitation on illiquid securities.
--------

(4) purchase or sell real estate (although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate or interests therein), commodities, or commodity contracts, except that it may enter into (a) futures and options on futures and
    (b) forward contracts;
(5) make loans, although it may (a) lend portfolio securities and participate in an interfund lending program with other Stein Roe Funds and Portfolios provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total assets (taken at market value at the time of such loans); (b) purchase money market instruments and enter into repurchase agreements; and (c) acquire publicly distributed or privately placed debt securities;
(6) borrow except that it may (a) borrow for nonleveraging, temporary or emergency purposes, (b) engage in reverse repurchase agreements and make other borrowings, provided that the combination of (a) and (b) shall not exceed 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law, and (c) enter into futures and options transactions; it may borrow from banks, other Stein Roe Funds and Portfolios, and other persons to the extent permitted by applicable law;
(7) invest in a security if more than 25% of its total assets (taken at market value at the time of a particular purchase) would be invested in the securities of issuers in any particular industry, /15/ except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities; or
(8) issue any senior security except to the extent permitted under the Investment Company Act of 1940.

Following are the nonfundamental investment objectives of each Equity Portfolio. An Equity Portfolio may not:

(a) invest in any of the following: (1) interests in oil, gas, or other mineral leases or exploration or development programs (except readily marketable securities, including but not limited to master limited partnership interests, that may represent indirect interests in oil, gas, or other mineral exploration or development programs); (2) puts, calls, straddles, spreads, or any combination thereof (except that it may enter into transactions in options, futures, and options on futures); (3) shares of other open-end investment companies, except in connection with a merger, consolidation, acquisition, or reorganization; and (4) limited partnerships in real estate unless they are readily marketable;
(b) invest in companies for the purpose of exercising control or management;
(c) purchase more than 3% of the stock of another investment company or purchase stock of other investment companies equal to more than 5% of its total assets (valued at time of purchase) in the case of any one other investment company and 10% of such assets (valued at time of purchase) in the case of all other investment companies in the aggregate; any such purchases are to be made in the open market where no profit to a sponsor or dealer results from the purchase, other than the customary broker's commission, except for securities acquired as part of a merger, consolidation or acquisition of assets;
---------
/15/ For purposes of this investment restriction, International Portfolio uses industry classifications contained in Morgan Stanley Capital International Perspective, which is published by Morgan Stanley, an international investment banking and brokerage firm.
---------

(d) invest more than 5% of its net assets (valued at time of purchase) in warrants, nor more than 2% of its net assets in warrants that are not listed on the New York or American Stock Exchange or [International Portfolio only] a recognized foreign exchange;
(e) write an option on a security unless the option is issued by the Options Clearing Corporation, an exchange, or similar entity;
(f) [all except International Portfolio] invest more than 25% of its total assets (valued at time of purchase) in securities of foreign issuers (other than securities represented by American Depositary Receipts (ADRs) or securities guaranteed by a U.S. person);
(g) purchase a put or call option if the aggregate premiums paid for all put and call options exceed 20% of its net assets (less the amount by which any such positions are in-the-money), excluding put and call options purchased as closing transactions;
(h) purchase securities on margin (except for use of short-term credits as are necessary for the clearance of transactions), or sell securities short unless (1) it owns or has the right to obtain securities equivalent in kind and amount to those sold short at no added cost or (2) the securities sold are "when issued" or "when distributed" securities which it expects to receive in a recapitalization, reorganization, or other exchange for securities it contemporaneously owns or has the right to obtain and provided that transactions in options, futures, and options on futures are not treated as short sales;
(i) [all except International Portfolio] invest more than 5% of its total assets (taken at market value at the time of a particular investment) in restricted securities, other than securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933; [International Portfolio only] invest more than 10% of its total assets (taken at market value at the time of a particular investment) in restricted securities, other than securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933;
(j) invest more than 15% of its net assets (taken at market value at the time of a particular investment) in illiquid securities, including repurchase agreements maturing in more than seven days.

Notwithstanding the foregoing investment restrictions, International Portfolio may purchase securities pursuant to the exercise of subscription rights, subject to the condition that such purchase will not result in International Portfolio's ceasing to be a diversified investment company. Far Eastern and European corporations frequently issue additional capital stock by means of subscription rights offerings to existing shareholders at a price substantially below the market price of the shares. The failure to exercise such rights would result in International Portfolio's interest in the issuing company being diluted. The market for such rights is not well developed in all cases and, accordingly, International Portfolio may not always realize full value on the sale of rights. The exception applies in cases where the limits set forth in the investment restrictions would otherwise be exceeded by exercising rights or would have already been exceeded as a result of fluctuations in the market value of International Portfolio's portfolio securities with the result that International Portfolio would be forced either to sell securities at a time when it might not otherwise have done so, to forego exercising the rights.

Item 14.  Management of Base Trust.

The officers and trustees of Base Trust are listed below.

                            POSITION(S) HELD              PRINCIPAL OCCUPATION(S)
NAME                 AGE    WITH BASE TRUST               DURING PAST FIVE YEARS
-------------------  ---  ----------------------   ----------------------------------------------------------------


William D. Andrews   50  Executive Vice-President  Executive vice president of Stein Roe & Farnham Incorporated
                                                   (the "Adviser")

Gary A. Anetsberger  42  Senior Vice-President     Chief financial officer of the Mutual Funds division of the
                                                   Adviser; senior vice president of the Adviser since Apr. 1996;
                                                   vice president of the Adviser prior thereto

Timothy K. Armour    49  President; Trustee        President of the Mutual Fund division of the Adviser and
  (1)(2)                                           director of the Adviser

Jilaine Hummel Bauer 42  Executive Vice-President; General counsel and secretary (since November, 1995) and
                         Secretary                 senior vice president of the Adviser

Kenneth L. Block (3) 77  Trustee                   Chairman emeritus of A. T. Kearney, Inc. (international
                                                   management consultants)

William W. Boyd (3)  71  Trustee                   Chairman and director of Sterling Plumbing Group, Inc.
                                                   (manufacturer of plumbing products)

Thomas W. Butch      40  Executive Vice-President  Senior vice president of the Adviser since September, 1994;
                                                   first vice president, corporate communications, of Mellon Bank
                                                   Corporation prior thereto

Lindsay Cook (1)     45  Trustee                   Executive vice president of Liberty Financial Companies, Inc.
                                                   (the indirect parent of the Adviser) since March, 1997; senior vice president prior thereto

Douglas A. Hacker(3) 42  Trustee                   Senior vice president and chief financial officer of United
                                                   Airlines since July, 1994; senior vice president - finance of
                                                   United Airlines, February, 1993 to July, 1994; vice president of American Airlines prior thereto

Loren A. Hansen      49  Executive Vice-President  Executive vice president of the Adviser since Dec., 1995; vice president of The Northern Trust (bank) prior thereto

Janet Langford Kelly 40  Trustee                   Senior vice president, secretary and general counsel of Sara
 (3)                                               Lee Corporation (branded, packaged, consumer-products
                                                   manufacturer), since 1995; partner of Sidley & Austin (law firm) prior thereto

Francis W. Morley    77  Trustee                   Chairman of Employer Plan Administrators and Consultants Co.
(2)(3)                                             (designer, administrator, and communicator of employee benefit plans)

Charles R. Nelson(3) 55  Trustee                   Van Voorhis Professor of Political Economy of the University
                                                   of Washington

Nicolette D. Parrish 48  Vice-President;           Senior compliance administrator for the Adviser since
                         Assistant Secretary       November, 1995; senior legal assistant prior thereto

Sharon R. Robertson  36  Controller                Accounting manager for the Adviser's Mutual Funds division


Janet B. Rysz        42  Assistant Secretary       Senior compliance administrator and assistant secretary of the
                                                   Adviser

Thomas C. Theobald   60  Trustee                   Managing director of William Blair Capital Partners (private
  (3)                                              equity fund) since 1994; chief executive officer and chairman of the Board of Directors of Continental Bank Corporation
                                                   prior thereto

Scott E. Volk        26  Treasurer                 Financial reporting manager for the Adviser's Mutual Funds division since Oct. 1997; senior auditor with Ernst & Young
                                                   LLP from Sept. 1993 to Apr. 1996 and from Oct. 1996 to Sept.
                                                   1997; financial analyst with John Nuveen & Company Inc. from
                                                   May 1996 to Sept. 1996; full-time student prior to Sept. 1993

Heidi J. Walter      30  Vice-President            Legal counsel for the Adviser since March, 1995; associate with Beeler Schad & Diamond PC (law firm), prior thereto

Stacy H. Winick      32  Vice-President            Senior legal counsel for the Adviser since October, 1996;
                                                   associate of Bell, Boyd & Lloyd (law firm) from June, 1993 to
                                                   September, 1996; associate of Debevoise & Plimpton (law firm)
                                                   prior thereto

Hans P. Ziegler      56  Executive Vice-President  Chief executive officer of the Adviser since May, 1994;
                                                   president of the Investment Counsel division of the Adviser from July, 1993 to June, 1994; president and chief executive officer of Pitcairn Financial Management Group prior thereto

Margaret O. Zwick    31  Assistant Treasurer       Project manager for the Adviser since April 1997; compliance manager, August 1995 to April 1997; compliance accountant,
                                                   January 1995 to July 1995; section manager, January 1994 to
                                                   January 1995; supervisor prior thereto

____________________________________
(1) Trustee who is an "interested person" of Base Trust and of the Adviser, as defined in the Investment Company Act of 1940.
(2) Member of the Executive Committee of the Board of Trustees, which is authorized to exercise all powers of the Board with certain statutory exceptions.
(3) Member of the Audit Committee of the Board, which makes recommendations to the Board regarding the selection of auditors and confers with the auditors regarding the scope and results of the audit.

Each trustee and officer of Base Trust holds the same position with Stein Roe Municipal Trust, Stein Roe Investment Trust, Stein Roe Income Trust, Stein Roe Advisor Trust, Stein Roe Institutional Trust and Stein Roe Trust, other investment companies managed by the Adviser. The address of Mr. Block is 11 Woodley Road, Winnetka, Illinois 60093; that of Mr. Boyd is 2900 Golf Road, Rolling Meadows, Illinois 60008; that of Mr. Cook is 600 Atlantic Avenue, Boston, Massachusetts 02210; that of Mr. Hacker is P.O. Box 66100, Chicago, IL 60666; that of Ms. Kelly is Three First National Plaza, Chicago, IL 60602; that of Mr. Morley is 20 North Wacker Drive, Suite 2275, Chicago, Illinois 60606; that of Mr. Nelson is Department of Economics, University of Washington, Seattle, Washington 98195; that of Mr. Theobald is Suite 3300, 222 West Adams Street, Chicago, IL 60606; and that of the officers is One South Wacker Drive, Chicago, Illinois 60606.

Officers and trustees affiliated with the Adviser serve without any compensation from Base Trust. In compensation for their services to Base Trust, trustees who are not "interested persons" of Base Trust or the Adviser are paid an attendance fee from each series of Base Trust for each meeting of the Board or standing committee thereof attended at which business for that series is conducted and, effective August 1996, are paid an annual retainer of $8,000 (divided equally among the Portfolios). The attendance fees (other than for a Nominating Committee or Compensation Committee meeting) are based on each series' net assets as of the preceding December
31. For a series with net assets of less than $50 million, the fee is $50 per meeting; with $51 to $250 million, the fee is $200 per meeting; with $251 million to $500 million, $350; with $501 million to $750 million, $500; with $751 million to $1 billion, $650; and with over $1 billion in net assets, $800. Each non-interested trustee also receives an aggregate of $500 for attending each meeting of the Nominating Committee and Compensation Committee. Base Trust has no retirement or pension plan. The following table sets forth compensation paid during the year ended September 30, 1997 to the trustees:
                                                Total Compensation
                       Aggregate Compensation   from the Stein Roe
Name of Trustee          from Base Trust           Fund Complex*
-------------------    -----------------------  ------------------
Timothy K. Armour                 0                     0
Lindsay Cook                      0                     0
Kenneth L. Block               $17,650               $84,743
William W. Boyd                 20,850                92,643
Douglas A. Hacker               20,350                90,643
Janet Langford Kelly            19,750                77,500
Francis W. Morley               20,350                90,993
Charles R. Nelson               20,850                92,643
Thomas C. Theobald              20,350                90,643
____________________
*At Sept. 30, 1997, the Stein Roe Fund Complex consisted of nine series of Base Trust, four series of Stein Roe Municipal Trust, six series of Stein Roe Income Trust, ten series of Stein Roe Investment Trust, seven series of Stein Roe Advisor Trust, one series of Stein Roe Institutional Trust, and one series of Stein Roe Trust.


Item 15.  Control Persons and Principal Holders of Securities.


As of Nov. 28, 1997, the only persons known by Base Trust to own of record or "beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were as follows:

                                                                Percentage of
                                                                 Outstanding
Name                                    Portfolio               Interests Held
------------------------------------   ------------------------ --------------
Colonial Municipal Money Market Fund   Municipal Money Portfolio    14.62%
Stein Roe Municipal Money Market Fund  Municipal Money Portfolio    85.38
Stein Roe Institutional Client
      High Yield Fund                  High Yield Portfolio         49.76
Stein Roe High Yield Fund              High Yield Portfolio         50.05
Stein Roe Growth & Income Fund         Growth & Income Portfolio    99.97
Stein Roe International Fund           International Portfolio      99.93
Stein Roe Young Investor Fund          Growth Investor Portfolio    99.98
Stein Roe Special Venture Fund         Special Venture Portfolio    99.95
Stein Roe Balanced Fund                Balanced Portfolio           99.96

Stein Roe Growth Stock Fund            Growth Stock Portfolio       96.99
Stein Roe Special Fund                 Special Portfolio            99.99


The address of Colonial Municipal Money Market Fund is One
Financial Center, Boston, Massachusetts 02111, and the address of the other entities is One South Wacker Drive, Chicago, Illinois
60606.

Item 16.  Investment Management and Administrative Services.

Base Trust has retained the services of Stein Roe & Farnham Incorporated (the "Adviser") as investment adviser and administrator for each Portfolio. The Adviser is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which is a majority owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Equity Corporation, which is a wholly owned subsidiary of Liberty Mutual Insurance Company. Liberty Mutual Insurance Company is a mutual insurance company, principally in the property/casualty insurance field, organized under the laws of Massachusetts in 1912.

The directors of the Adviser are Kenneth R. Leibler, Harold W. Cogger, C. Allen Merritt, Jr., Timothy K. Armour, and Hans P. Ziegler. Mr. Leibler is President and Chief Executive Officer of Liberty Financial; Mr. Cogger is Executive Vice President of Liberty Financial; Mr. Merritt is Executive Vice President and Treasurer of Liberty Financial; Mr. Armour is President of the Adviser's Mutual Funds division; and Mr. Ziegler is Chief Executive Officer of the Adviser. The business address of Messrs. Leibler, Cogger, and Merritt is Federal Reserve Plaza, Boston, Massachusetts 02210; and that of Messrs. Armour, and Ziegler is One South Wacker Drive, Chicago, Illinois 60606.


Please refer to the description of the Adviser, management agreement and fees in Part A, Item 5. The Adviser provides office space and executive and other personnel to Base Trust. Each Portfolio pays all expenses other than those paid by the Adviser, including but not limited to printing and postage charges and securities registration and custodian fees and expenses incidental to its organization. The tables below show management fees paid by the Portfolios over the last three fiscal years:

                                 Year Ended  Year Ended  Year Ended
Portfolio                         6/30/97     6/30/96     6/30/95
-------------------------------  ----------  ----------  ----------
Municipal Money Portfolio        $351,742     $290,904        0
High Yield Portfolio               52,997          N/A      N/A

                                 Year Ended  Year Ended  Year Ended
Portfolio                         6/30/97     6/30/96     6/30/95
-------------------------------  ----------  ----------  ----------
Growth & Income Portfolio         1,191,731     N/A         N/A
Growth Stock Portfolio            2,119,803     N/A         N/A
Growth Investor Portfolio         1,567,638     N/A         N/A
Special Portfolio                 5,249,468     N/A         N/A
Special Venture Portfolio           942,785     N/A         N/A
International Portfolio             838,780     N/A         N/A

The management agreement also provides that neither the Adviser nor any of its directors, officers, stockholders (or partners of stockholders), agents, or employees shall have any liability to Base Trust or any shareholder for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the management agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties or from reckless disregard by the Adviser of the Adviser's obligations and duties under that agreement.

Any expenses that are attributable solely to the organization, operation, or business of a Portfolio shall be paid solely out of that Portfolio's assets. Any expenses incurred by Base Trust that are not solely attributable to a particular series of Base Trust are apportioned in such manner as the Adviser determines is fair and appropriate, unless otherwise specified by the Board of Trustees.


Bookkeeping and Accounting Agreement
------------------------------------
Pursuant to a separate agreement with Base Trust, the Adviser receives a fee for performing certain bookkeeping and accounting services for each Portfolio. For these services, the Adviser receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. The tables below show fees paid under this agreement by the Portfolios over the last three fiscal years:

                                 Year Ended  Year Ended  Year Ended
Portfolio                         6/30/97     6/30/96     6/30/95
-------------------------------  ----------  ----------  ----------
Municipal Money Portfolio         $27,274     $20,746        N/A
High Yield Portfolio               16,664         N/A        N/A

                                 Year Ended  Year Ended  Year Ended
Portfolio                         6/30/97     6/30/96     6/30/95
-------------------------------  ----------  ----------  ----------
Balanced Portfolio                $20,314       N/A         N/A
Growth & Income Portfolio          20,935       N/A         N/A
Growth Stock Portfolio             24,844       N/A         N/A
Growth Investor Portfolio          22,443       N/A         N/A
Special Portfolio                  35,230       N/A         N/A
Special Venture Portfolio          19,000       N/A         N/A
International Portfolio            18,344       N/A         N/A


Custodian
---------
State Street Bank and Trust Company (the "Bank"), 225 Franklin Street, Boston, Massachusetts 02101, is the custodian for Base Trust. It is responsible for holding all securities and cash of each Portfolio, receiving and paying for securities purchased, delivering against payment securities sold, receiving and collecting income from investments, making all payments covering expenses of each Portfolio, and performing other administrative duties, all as directed by authorized persons. The Bank does not exercise any supervisory function in such matters as purchase and sale of portfolio securities, payment of dividends, or payment of expenses of a Portfolio. A Portfolio may invest in obligations of the Bank and may purchase or sell securities from or to the Bank.

Independent Auditors
--------------------

The independent auditors for Cash Reserves Portfolio, the Municipal Portfolios and the Bond Portfolios are Ernst & Young LLP, 233 South Wacker Drive, Chicago, Illinois 60606; the independent public accountants for each Equity Portfolio are Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois 60603. The auditors audit and report on the Portfolios' annual financial statements, review certain regulatory reports and the Portfolios' federal income tax returns, and perform other professional accounting, auditing, tax and advisory services when engaged to do so by Base Trust.


Item 17.  Brokerage Allocation and Other Practices.


The Adviser places the orders for the purchase and sale of portfolio securities for each Portfolio, including any options and futures transactions.

The Municipal Portfolios purchase portfolio securities both in underwritings and in the over-the-counter market. Included in the price paid to an underwriter of a portfolio security is the spread between the price paid by the underwriter to the issuer and the price paid by the purchaser. The Portfolio's purchases and sales of portfolio securities in the over-the-counter market usually are transacted with a broker or dealer on a net basis, without any brokerage commission being paid by the Portfolio, but do reflect the spread between the bid and asked prices. The Adviser may also transact purchases of portfolio securities directly with the issuers.

Purchases and sales of portfolio securities for the Bond Portfolios are ordinarily transacted with the issuer or with a primary market maker acting as principal or agent for the securities on a net basis, with no brokerage commission being paid by a Portfolio. Transactions placed through dealers reflect the spread between the bid and asked prices. Occasionally, a Portfolio may make purchases of underwritten issues at prices that include underwriting discounts or selling concessions.


The Adviser's overriding objective in effecting portfolio transactions is to seek to obtain the best combination of price and execution. The best net price, giving effect to transaction charges, if any, and other costs, normally is an important factor in this decision, but a number of other judgmental factors may also enter into the decision. These include: the Adviser's knowledge of current transaction costs; the nature of the security being traded; the size of the transaction; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality; the execution, clearance and settlement capabilities of the broker or dealer selected and others that are considered; the Adviser's knowledge of the financial stability of the broker or dealer selected and such other brokers or dealers; and the Adviser's knowledge of actual or apparent operational problems of any broker or dealer. Recognizing the value of these factors, a Portfolio may incur a transaction charge in excess of that which another broker or dealer may have charged for effecting the same transaction. Evaluations of the reasonableness of the costs of portfolio transactions, based on the foregoing factors, are made on an ongoing basis by the Adviser's staff and reports are made annually to the Board of Trustees.

With respect to issues of securities involving brokerage commissions, when more than one broker or dealer is believed to be capable of providing the best combination of price and execution with respect to a particular portfolio transaction for a Portfolio, the Adviser often selects a broker or dealer that has furnished it with research products or services such as research reports, subscriptions to financial publications and research compilations, compilations of securities prices, earnings, dividends and similar data, and computer data bases, quotation equipment and services, research-oriented computer software and services, and services of economic and other consultants.
Selection of brokers or dealers is not made pursuant to an agreement or understanding with any of the brokers or dealers; however, the Adviser uses an internal allocation procedure to identify those brokers or dealers who provide it with research products or services and the amount of research products or services they provide, and endeavors to direct sufficient commissions generated by its clients' accounts in the aggregate, including the Portfolios, to such brokers or dealers to ensure the continued receipt of research products or services the Adviser feels are useful. In certain instances, the Adviser receives from brokers and dealers products or services which are used both as investment research and for administrative, marketing, or other non-research purposes. In such instances, the Adviser makes a good faith effort to determine the relative proportions of such products or services which may be considered as investment research. The portion of the costs of such products or services attributable to research usage may be defrayed by the Adviser (without prior agreement or understanding, as noted above) through brokerage commissions generated by transactions of clients (including the Portfolios), while the portion of the costs attributable to non-research usage of such products or services is paid by the Adviser in cash. No person acting on behalf of a Portfolio is authorized, in recognition of the value of research products or services, to pay a price in excess of that which another broker or dealer might have charged for effecting the same transaction. The Adviser may also receive research in connection with selling concessions and designations in fixed price offerings in which the Portfolios participate. Research products or services furnished by brokers and dealers through whom transactions are effected may be used in servicing any or all of the clients of the Adviser and not all such research products or services are used in connection with the management of the Portfolios.

With respect to each Equity Portfolio's purchases and sales of portfolio securities transacted with a broker or dealer on a net basis, the Adviser may also consider the part, if any, played by the broker or dealer in bringing the security involved to the Adviser's attention, including investment research related to the security and provided to the Portfolio.

The Board has reviewed the legal developments pertaining to and the practicability of attempting to recapture underwriting discounts or selling concessions when portfolio securities are purchased in underwritten offerings. The Board has been advised by counsel that recapture by a mutual fund currently is not permitted under the Rules of Fair Practice of the National Association of Securities Dealers ("NASD"). Therefore, except with respect to purchases of Municipal Securities which are not subject to NASD Rules, Municipal Money Portfolio will not attempt to recapture underwriting discounts or selling concessions. Municipal Money Portfolio attempts to recapture selling concessions on purchases during underwritten offerings; however, the Adviser will not be able to negotiate discounts from the fixed offering price for those issues for which there is a strong demand, and will not allow the failure to obtain a discount to prejudice its ability to purchase an issue for the Portfolio. The Board periodically reviews Municipal

Money Portfolio's efforts to recapture concessions and whether it is in the best interests of the Portfolio to continue to attempt to recapture underwriting discounts or selling concessions.

The table below shows information on any brokerage commissions paid by the Portfolios:


                                             Growth &              Growth     Growth                Special    Inter-
                                             Income     Balanced   Stock      Investor   Special    Venture    national
                                             Portfolio  Portfolio  Portfolio  Portfolio  Portfolio  Portfolio  Portfolio
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total amount of brokerage commissions paid
  during period ended 9/30/97                 $76,712   $101,876   $178,057   $333,709   $458,431   $240,637   $188,068
Amount of commissions paid to brokers or
  dealers who supplied research services
  to the Adviser                               68,011    101,526    174,017    323,977    416,739    214,303    182,656
Total dollar amount involved in such
  transactions (000 omitted)                   50,869     65,427    163,280    235,885    240,500     90,582     43,434
Amount of commissions paid to brokers or
  dealers that were allocated to such
  brokers or dealers by the portfolio
  manager because of research services
  provided to the Portfolio                    22,206     33,903     17,400     86,659    125,948     58,243     60,424
Total dollar amount involved in such
  transactions (000 omitted)                   16,168     24,728     10,320     75,667     69,680     58,845     13,543


Base Trust has arranged for its custodian to act as a soliciting dealer to accept any fees available to the custodian as a soliciting dealer in connection with any tender offer for portfolio securities. The custodian will credit any such fees received against its custodial fees. In addition, the Board of Trustees has reviewed the legal developments pertaining to and the practicability of attempting to recapture underwriting discounts or selling concessions when portfolio securities are purchased in underwritten offerings. However, the Board has been advised by counsel that recapture by a mutual fund currently is not permitted under the Rules of Fair Practice of the National Association of Securities Dealers.

Item 18.  Capital Stock and Other Securities.

Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of Base Trust (unless another sharing method is required for federal income tax reasons in accordance with the sharing method adopted by the trustees). Upon liquidation or dissolution of Base Trust, investors are entitled to share pro rata in the net assets available for distribution to its investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Investments in Base Trust have no preferences, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in Base Trust may not be transferred. No certificates representing an investor's Interest in Base Trust will be issued.

Each whole Interest (or fractional Interest) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Interest (or fractional Interest) in United States dollars determined at the close of business on the record date (for example, an Interest having a net asset value of $10.50 would be entitled to 10.5 votes). As a common law trust, Base Trust is not required to hold annual shareholder meetings. However, special meetings may be called for purposes such as electing or removing trustees, changing fundamental policies, or approving an investment advisory contract. If requested to do so by the holders of at least 10% of its outstanding Interests, Base Trust will call a special meeting for the purpose of voting upon the question of removal of a trustee or trustees and will assist in the communications with other holders as required by Section 16(c) of the Investment Company Act of 1940. All Interests of Base Trust are voted together in the election of trustees. On any other matter submitted to a vote of holders, Interests are voted by individual series and not in the aggregate, except that Interests are voted in the aggregate when required by the Investment Company Act of 1940 or other applicable law. When the Board of Trustees determines that the matter affects only the interests of one or more series, holders of the unaffected series are not entitled to vote on such matters.

Base Trust may enter into a merger or consolidation or sell all or substantially all of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in Base Trust), except that if the trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of Base Trust) will be sufficient. Base Trust, or a series thereof, will dissolve upon the complete withdrawal, resignation, retirement, or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. Base Trust, or a series thereof, may also be terminated (1) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (2) by the trustees by written notice to its investors. The Declaration of Trust contains a provision limiting the life of Base Trust to a term of years; consequently, Base Trust will terminate on December 31, 2080.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Investors in any series of Base Trust may be held personally liable, jointly and severally, for the obligations and liabilities of that series, subject, however, to indemnification by that series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the series than its proportionate Interest in the series. The Declaration of Trust also provides that Base Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of Base Trust, its investors, trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.

The Declaration of Trust further provides that obligations of Base Trust are not binding upon the trustees individually but only upon the property of Base Trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Base Trust reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series.
Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in election or selection of trustees, principal underwriters, and accountants for Base Trust. Upon liquidation or dissolution of Base Trust, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Interests of any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative privileges as the trustees of Base Trust may determine.

Base Trust will in no case have more than 500 investors in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for Base Trust to elect the status of a regulated investment company ("RIC") as that term is defined in Subchapter M of the Code, which would require that Base Trust first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust ("MBT") or other entity treated as a corporation under the Code. Base Trust's Declaration of Trust empowers the trustees, on behalf of the Trust, to change Base Trust's organizational form to that of a MBT or otherwise reorganize as an entity treated as a corporation under the Code and to elect RIC status without a vote of the investors. Any such action on the part of the trustees on behalf of Base Trust would be contingent upon there being no adverse tax consequences to such action.

Item 19.  Purchase, Redemption, and Pricing of Securities.

Interests in a Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

The net asset value per share of each Portfolio is determined by dividing its total assets (i.e., the total current market value of its investment in the Portfolio) less its liabilities (including accrued expenses and dividends payable), by the total number of shares of the Portfolio outstanding at the time of the determination. Each Portfolio's net asset value per share is calculated as of 3:00 p.m. (central time) on each day the New York Stock Exchange is open for trading.

The value of each investor's investment in a Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time.


Please refer to Purchase of Securities in Part A, which is incorporated herein by reference. Each of Cash Reserves Portfolio and Municipal Money Portfolio values its portfolio by the "amortized cost method" by which it attempts to maintain its net asset value at $1.00 per share. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value as determined by amortized cost is higher or lower than the price the Portfolio would receive if it sold the instrument. Other assets are valued at a fair value determined in good faith by the Board of Trustees.

In connection with the use of amortized cost and the maintenance of its per share net asset value of $1.00, Base Trust has agreed, with respect to Cash Reserves Portfolio and Municipal Money Portfolio:
(1) to seek to maintain a dollar-weighted average portfolio maturity appropriate to its objective of maintaining relative stability of principal and not in excess of 90 days; (2) not to purchase a portfolio instrument with a remaining maturity of greater than thirteen months (for this purpose a Portfolio considers that an instrument has a maturity of thirteen months or less if it is a "short-term" obligation as defined in the Glossary); and (3) to limit its purchase of portfolio instruments to those instruments that are denominated in U.S. dollars which the Board of Trustees determines present minimal credit risks and that are of eligible quality as determined by any major rating service as defined under SEC Rule 2a-7 or, in the case of any instrument that is not rated, of comparable quality as determined by the Board.

Cash Reserves Portfolio and Municipal Money Portfolio have established procedures reasonably designed to stabilize its price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures include review of its portfolio holdings by the Board of Trustees, at such intervals as it deems appropriate, to determine whether its net asset value calculated by using available market quotations or market equivalents deviates from $1.00 per share based on amortized cost. Calculations are made to compare the value of its investments valued at amortized cost with market value. Market values are obtained by using actual quotations provided by market makers, estimates of market value, values from yield data obtained from reputable sources for the instruments, values obtained from the Adviser's matrix, or values obtained from an independent pricing service. Any such service might value a Portfolio's investments based on methods which include consideration of: yields or prices of Municipal Securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The service may also employ electronic data processing techniques, a matrix system, or both to determine valuations.

In connection with the use of the amortized cost method of portfolio valuation to maintain its net asset value at $1.00 per share, Cash Reserves Portfolio and Municipal Money Portfolio might incur or anticipate an unusual expense, loss, depreciation, gain or appreciation that would affect its net asset value per share or income for a particular period. The extent of any deviation between the net asset value based upon available market quotations or market equivalents and $1.00 per share based on amortized cost will be examined by the Board of Trustees as it deems appropriate. If such deviation exceeds 1/2 of 1%, the Board of Trustees will promptly consider what action, if any, should be initiated. In the event the Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take such action as it considers appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Actions which the Board might take include: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; increasing, reducing, or suspending dividends or distributions from capital or capital gains; or redeeming shares in kind. The Board might also establish a net asset value per share by using market values, as a result of which the net asset value might deviate from $1.00 per share.


Item 20.  Tax Status.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation of Base Trust, Base Trust will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Base Trust has received a private letter ruling from the Internal Revenue Service to confirm its federal tax treatment in certain respects. Each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.


The fiscal year end of Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio is June 30, and that of each Equity Portfolio is September 30. Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns.


It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

Additional Income Tax Considerations
In order for an investment company investing in a Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. For certain Portfolios with fiscal years beginning before August 5, 1997, gains realized on the sale or other disposition of any of the following held for less than three months must be limited to less than 30% of its annual gross income: (1) stock or securities, (2) options, futures, or forward contracts (other than on foreign currencies), and (3) foreign currencies and currency forward contracts that are not directly related to its principal business of investing in stocks, securities, and options and futures with respect to stocks or securities. Each such investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because such investment companies may invest all of their assets in a Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment company to satisfy them. In order to avoid realizing excessive gains on securities held less than three months, a Portfolio may be required to defer the closing out of certain positions beyond the time when it would otherwise be advantageous to do so. For certain Portfolios with fiscal years beginning before August 5, 1997, year-end mark-to-market gains on positions open for less than three months as of the end of a Portfolio's fiscal year are not considered gains on securities held for less than three months for purposes of the 30% test. The 30% test is no longer applicable to Portfolios with fiscal years beginning after August 5, 1997.

Each Portfolio will allocate at least annually to its shareholders its distributive share of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).


Each Portfolio intends to distribute substantially all of its income, tax-exempt and taxable, including any net realized capital gains, and thereby be relieved of any federal income tax liability to the extent of such distributions. Each Municipal Portfolio intends to retain for its shareholders the tax-exempt status with respect to tax-exempt income received by the Portfolio. The distributions will be designated as "exempt-interest dividends," taxable ordinary income, and capital gains. Each Municipal Portfolio may also invest in Municipal Securities the interest on which is subject to the federal alternative minimum tax. The source of exempt-interest dividends on a state-by-state basis and the federal income tax status of all distributions will be reported to shareholders annually. Such report will allocate income dividends between tax-exempt, taxable income, and alternative minimum taxable income in approximately the same proportions as the Portfolio's total income during the year. Accordingly, income derived from each of these sources by the Portfolio may vary substantially in any particular distribution period from the allocation reported to shareholders annually. The proportion of such dividends that constitutes taxable income will depend on the relative amounts of assets invested in taxable securities, the yield relationships between taxable and tax-exempt securities, and the period of time for which such securities are held. The Portfolio may, under certain circumstances, temporarily invest its assets so that less than 80% of gross income during such temporary period will be exempt from federal income taxes.

Because capital gain distributions reduce net asset value, if a shareholder purchases shares shortly before a record date he will, in effect, receive a return of a portion of his investment in such distribution. The distribution would nonetheless be taxable to him, even if the net asset value of shares were reduced below his cost. However, for federal income tax purposes the shareholder's original cost would continue as his tax basis.


Because the taxable portion of the Municipal Portfolios' investment income consists primarily of interest, none of its dividends, whether or not treated as "exempt-interest dividends," will qualify under the Code for the dividends received deduction available to corporations.


Interest on indebtedness incurred or continued by shareholders to purchase or carry shares of a Portfolio is not deductible for federal income tax purposes. Under rules applied by the Internal Revenue Service to determine whether borrowed funds are used for the purpose of purchasing or carrying particular assets, the purchase of shares may, depending upon the circumstances, be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.


If you redeem at a loss shares of a Municipal Portfolio held for six months or less, that loss will not be recognized for federal income tax purposes to the extent of exempt-interest dividends you have received with respect to those shares. If any such loss exceeds the amount of the exempt-interest dividends you received, that excess loss will be treated as a long-term capital loss to the extent you receive any long-term capital gain distribution with respect to those shares.

Cash Reserves Portfolio, each Bond Portfolio, and each Equity
Portfolio expect that less than 100% of dividends will qualify for the deduction for dividends received by corporate shareholders.


To the extent a Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. Specifically, if more than 50% of a Portfolio's total assets at the close of any fiscal year consist of stock or securities of foreign corporations, a Portfolio may file an election with the Internal Revenue Service pursuant to which shareholders of a Portfolio will be required to (1) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by a Portfolio even though not actually received, (2) treat such respective pro rata shares as foreign income taxes paid by them, and (3) deduct such pro rata shares in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to applicable limitations, against their United States income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of foreign taxes paid by a Portfolio, although such shareholders will be required to include their share of such taxes in gross income. Shareholders who claim a foreign tax credit may be required to treat a portion of dividends received from a Portfolio as separate category income for purposes of computing the limitations on the foreign tax credit available to such shareholders. Tax-exempt shareholders will not ordinarily benefit from this election relating to foreign taxes. Each year, a Portfolio will notify shareholders of the amount of (1) each shareholder's pro rata share of foreign income taxes paid by the Portfolio and (2) the portion of dividends which represents income from each foreign country, if the Portfolio qualifies to pass along such credit.

Passive Foreign Investment Companies. International Portfolio may purchase the securities of certain foreign investment funds or trusts called passive foreign investment companies ("PFICs"). In addition to bearing their proportionate share of International Portfolio's expenses (management fees and operating expenses), shareholders will also indirectly bear similar expenses of PFICs. Capital gains on the sale of PFIC holdings will be deemed to be ordinary income regardless of how long International Portfolio holds its investment. In addition, International Portfolio may be subject to corporate income tax and an interest charge on certain dividends and capital gains earned from PFICs, regardless of whether such income and gains are distributed to shareholders.

Item 21.  Underwriters.

Inapplicable.

Item 22.  Calculation of Performance Data.

Inapplicable.

Item 23.  Financial Statements


Please refer to the Financial Statements (investments as of June 30, 1997, balance sheet as of June 30, 1997, statement of operations and statement of changes in net assets for the period ended June 30, 1997, and notes thereto) and reports of independent auditors of SR&F Municipal Money Market Portfolio and SR&F High Yield Portfolio included in the June 30, 1997 annual report of Stein Roe Municipal Trust and the June 30, 1997 annual report of the Bond Funds of Stein Roe Income Trust, respectively; and the Financial Statements (investments as of September 30, 1997, balance sheet as of September 30, 1997, statement of operations and statement of changes in net assets for the period ended September 30, 1997, and notes thereto) and reports of independent public accountants for each of the Equity Portfolios included in the September 30, 1997 annual reports of Stein Roe Investment Trust. The Financial Statements (but no other material from the reports) are incorporated herein by reference. The reports may be obtained at no charge by telephoning 800-338-2550.


Glossary
--------
Issuer. For purposes of diversification under the Investment Company Act of 1940, identification of the issuer (or issuers) of a Municipal Security depends on the terms and conditions of the obligation. If the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the obligation is backed only by the assets and revenues of the subdivision, such subdivision would be regarded as the sole issuer. Similarly, if the obligation is backed only by the assets and revenues of the non-governmental user, the non-governmental user would be deemed to be the sole issuer. In addition, if the bond is backed by the full faith and credit of the U.S. Government, agencies or instrumentalities of the U.S. Government or U.S. Government Securities, the U.S. Government or the appropriate agency or instrumentality would be deemed to be the sole issuer, and would not be subject to the 5% limitation applicable to investments in a single issuer as described under Investment Restrictions in Part A and restriction number (1) under Investment Restrictions in this Part B. If, in any case, the creating municipal government or another entity guarantees an obligation or issues a letter of credit to secure the obligation, the guarantee (or letter of credit) would be considered a separate security issued by such government or entity and would be separately valued and included in the issuer limitation. In the case of Municipal Money Portfolio, guarantees and letters of credit described in this paragraph from banks whose credit is acceptable to the Portfolio are not restricted in amount by the restriction against investing more than 25% of their total assets in securities of non-governmental issuers whose principal business activities are in the same industry.

Short-term. This term, as used with respect to Municipal Money Portfolio, refers to an obligation of one of the following types, measured from the date of an investment by the Portfolio in the obligation (regardless of the duration of the obligation from the date of original issuance):

1. An obligation of the issuer to pay the entire principal and accrued interest in no more than thirteen months;

2. An obligation (regardless of the duration before its maturity) issued or guaranteed by the U.S. Government or by its agencies or instrumentalities, bearing a variable rate of interest providing for automatic establishment, no less frequently than annually, of a new rate or successive new rates of interest by a formula, that can reasonably be expected to have a market value approximating its principal amount (a) whenever a new interest rate is established, in the case of an obligation having a variable rate of interest, or
(b) at any time, in the case of an obligation having a "floating rate of interest" that changes concurrently with any change in an identified market interest rate to which it is pegged;

3. Any other obligation (regardless of the duration before its maturity) that: (a) has a demand feature entitling the holder to receive from an issuer the entire principal [or, under the circumstances described under Basic Investment Strategy in Part A for Municipal Money Portfolio, the issuer of a guarantee or a letter of credit with respect to a participation interest in the obligation (acquired from such issuer)], (i) at any time upon no more than thirty days' notice or (ii) at specified intervals not exceeding thirteen months and upon no more than thirty days' notice, (b)(i) has a variable rate of interest that changes on set dates or (ii) has a floating rate of interest (as defined in 2 above), and (c) can reasonably be expected to have a market value approximating its principal amount (i) whenever a new rate of interest is established, in the case of an obligation having a variable rate of interest, or (ii) at any time, in the case of an obligation having a floating rate of interest; provided that, with respect to each such obligation that is not rated eligible quality by Moody's or S&P, the Board of Trustees has determined that the obligation is of eligible quality; or

4. A repurchase agreement that is to be fully performed (or that the Portfolio may require be performed) in not more than thirteen months (regardless of the maturity of the obligation to which the repurchase agreement relates).

Variable Rate Demand Security. This type of security is a Variable Rate Security (as defined in Part A under Municipal Securities) which has a demand feature entitling the purchaser to resell the security to the issuer of the demand feature at an amount approximately equal to amortized cost or the principal amount thereof, which may be more or less than the price the Portfolio paid for it. The interest rate on a Variable Rate Demand Security also varies either according to some objective standard, such as an index of short-term tax-exempt rates, or according to rates set by or on behalf of the issuer.

Appendix--Ratings
-----------------
Ratings In General
A rating of a rating service represents the service's opinion as to the credit quality of the security being rated. However, the ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer. Consequently, the Adviser believes that the quality of debt securities should be continuously reviewed and that individual analysts give different weightings to the various factors involved in credit analysis. A rating is not a recommendation to purchase, sell or hold a security, because it does not take into account market value or suitability for a particular investor. When a security has received a rating from more than one service, each rating should be evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources that they consider reliable. Ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, or for other reasons. The Adviser, through independent analysis, attempts to discern variations in credit ratings of the published services, and to anticipate changes in credit ratings. The following is a description of the characteristics of certain ratings used by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), and Fitch Investors Service, L.P. ("Fitch").

Ratings By Moody's
Corporate and Municipal Bonds:
Aaa. Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. Although the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such bonds.

Aa. Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa bonds or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa bonds.

A. Bonds rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa. Bonds rated Baa are considered medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba. Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B. Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa. Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca. Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C. Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Conditional Ratings. Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

Notes:  Those bonds in the Aa, A, Baa, Ba, and B groups which
Moody's believes possess the strongest investment attributes are designated by the symbols Aa 1, A 1, Baa 1, Ba 1, and B 1.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Municipal Notes:
MIG 1. This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG 2. This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

MIG 3. This designation denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Demand Feature of Variable Rate Demand Securities:
Moody's may assign a separate rating to the demand feature of a variable rate demand security. Such a rating may include:

VMIG 1. This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

VMIG 2. This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

VMIG 3. This designation denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Commercial Paper:
Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Prime-1    Highest Quality
Prime-2    Higher Quality
Prime-3    High Quality

If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, Moody's, in assigning ratings to such issuers, evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments, or other entities, but only as one factor in the total rating assessment.

RATINGS BY S&P:
Corporate and Municipal Bonds:
AAA. Debt rated AAA has the highest rating. Capacity to pay interest and repay principal is extremely strong.

AA. Debt rated AA has a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

A. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB. Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for debt in this category than for debt in higher-rated categories.

BB, B, CCC, CC, and C. Debt rated BB, B, CCC, CC, or C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C1. The rating C1 is reserved for income bonds on which no interest is being paid.

D. Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears. The D rating also is issued upon the filing of a bankruptcy petition if debt service payments are jeopardized.

NOTES: The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. Foreign debt is rated on the same basis as domestic debt measuring the creditworthiness of the issuer; ratings of foreign debt do not take into account currency exchange and related uncertainties.

The "r" is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

Provisional Ratings. The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, although addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

Municipal Notes:
SP-1. Notes rated SP-1 have very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are designated as SP-1+.

SP-2. Notes rated SP-2 have satisfactory capacity to pay principal and interest.

Notes due in three years or less normally receive a note rating.
Notes maturing beyond three years normally receive a bond rating, although the following criteria are used in making that assessment:

- Amortization schedule (the larger the final maturity relative to other maturities, the more likely the issue will be rated as a note).

- Source of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be rated as a note).

Demand Feature of Variable Rate Demand Securities:
S&P assigns dual ratings to all long-term debt issues that have as part of their provisions a demand feature. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols are usually used to denote the put (demand) option (for example, AAA/A-1+). Normally, demand notes receive note rating symbols combined with commercial paper symbols (for example, SP-1+/A-1+).

Commercial Paper:
A. Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree to safety.

A-1. This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong.
Those issues determined to possess overwhelming safety characteristics are designed A-1+.

RATINGS BY FITCH
Investment Grade Bond and Preferred Stock Ratings
Fitch investment grade bond and preferred stock ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt or preferred issue in a timely manner. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated. Bonds and preferred stock carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security. Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA. Bonds and preferred stock considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and/or dividends and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA. Bonds and preferred stock considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and/or dividends and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bond and preferred rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A. Bonds and preferred stock considered to be investment grade and of high quality. The obligor's ability to pay interest and/or dividends and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than debt or preferred securities with higher ratings.

BBB. Bonds and preferred stock considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest or dividends and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these securities and, therefore, impair timely payment. The likelihood that the ratings of these bonds or preferred will fall below investment grade is higher than for securities with higher ratings.

Plus (+) or Minus (-). Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

NR.  Indicates that Fitch does not rate the specific issue.

Conditional. A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended. A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn. A rating will be withdrawn when an issue matures or is called or refinanced, and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

FitchAlert. Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short-term and should be resolved within 12 months.

Ratings Outlook. An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

Short-Term Ratings

F-1+. Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3.   Fair Credit Quality.  Issues assigned this rating have
characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S. Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D. Default. Issues assigned this rating are in actual or imminent payment default.

                            PART C
                       OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

(a) Financial Statements
    1.  Financial statements included in Part A:  None.
    2. Financial statements included in Part B: Audited financial statements (investments as of 6/30/97, balance sheet as of 6/30/97, statement of operations for the periods ended 6/30/97, statement of changes in net assets and financial highlights for the period ended 6/30/97 [periods ended 6/30/97 and 6/30/96 for SR&F Municipal Money Market Portfolio], and notes thereto) of SR&F Municipal Money Market Portfolio and SR&F High Yield Portfolio are incorporated by reference to those portions of the 6/30/97 annual report of Stein Roe Municipal Trust and the 6/30/97 annual report of the Bond Funds of Stein Roe Income Trust, respectively. Audited financial statements (investments as of 9/30/97, balance sheet as of 9/30/97, statement of operations and statement of changes in net assets for the period ended 9/30/97, and notes thereto) for each of the Equity Portfolios are incorporated by reference to those portions of the 9/30/97 annual reports of Stein Roe Investment Trust.

(b) Exhibits [Note: As used herein, the term "Registration Statement" refers to the Registration Statement of the Registrant on Form N-1A filed under the Investment Company Act of 1940, File No. 811-7996.]
    1. Declaration of Trust of Registrant as amended through August 1, 1995. (Exhibit 1 to Amendment No. 2 to Registration Statement.)*
    2. By-Laws of Registrant. (Exhibit 2 to Amendment No. 2 to Registration Statement.)*
    3.  Inapplicable.
    4.  Inapplicable.
    5. Management Agreement between Registrant and Stein Roe & Farnham Incorporated as amended through 11/1/96. (Exhibit 5 to Amendment No. 5 to Registration Statement.)*
    6.  Inapplicable pursuant to Instruction F.4 to Form N-1A.
    7.  Inapplicable.
    8. Custodian Agreement between Registrant and State Street Bank and Trust Company. (Exhibit 8 to Amendment No. 2 to Registration Statement.)*
    9. (a) Investor Service Agreement between Registrant and SteinRoe Services Inc. as amended through 11/1/96. (Exhibit 9(a) to Amendment No. 5 to Registration Statement.)*
        (b) Bookkeeping and Accounting Agreement between Registrant and Stein Roe & Farnham Incorporated as amended through 11/1/96. (Exhibit 9(b) to Amendment No. 6 to Registration Statement.)*
   10. Inapplicable pursuant to Instruction F.4 of Form N-1A. (Exhibit 9(b) to Amendment No. 5 to Registration Statement.)*
   11.  Consents of Ernst & Young LLP and Arthur Andersen LLP.
   12.  Inapplicable pursuant to Instruction F.4 of Form N-1A.
   13.  Inapplicable.
   14.  Inapplicable.

   15.  Inapplicable.
   16.  Inapplicable.
   17.  (a) Financial data schedule--SR&F Municipal Money Market
            Portfolio.
        (b) Financial data schedule--SR&F Growth & Income
            Portfolio.
        (c) Financial data schedule--SR&F International Portfolio.
        (d) Financial data schedule--SR&F Growth Investor
            Portfolio.
        (e) Financial data schedule--SR&F Special Venture
            Portfolio.
        (f) Financial data schedule--SR&F Balanced Portfolio.
        (g) Financial data schedule--SR&F Growth Stock Portfolio.
        (h) Financial data schedule--SR&F Special Portfolio.
        (i) Financial data schedule--SR&F High Yield Portfolio.

18.  Inapplicable
________________________________
*Incorporated by reference.

Item 25.  Persons Controlled by or Under Common Control with
Registrant.

The Registrant does not consider that it is directly or indirectly controlled by, or under common control with, other persons within the meaning of this Item.

Item 26.  Number of Holders of Securities.

                                    Number of Record Holders as
Title of Class                        of November 15, 1997
----------------------------------  --------------------------
SR&F Cash Reserves Portfolio                     0
SR&F Municipal Money Market Portfolio            2
SR&F High-Yield Municipals Portfolio             0
SR&F Intermediate Bond Portfoli0                 0
SR&F Income Portfolio                            0
SR&F High Yield Portfolio                        3
SR&F Balanced Portfolio                          2
SR&F Growth & Income Portfolio                   2
SR&F Growth Stock Portfolio                      2
SR&F Growth Investor Portfolio                   2
SR&F Special Portfolio                           2
SR&F Special Venture Portfolio                   2
SR&F International Portfolio                     2

Item 27.  Indemnification.

Reference is made to Article X of the Registrant's Declaration of Trust (Exhibit 1) with respect to indemnification of the trustees and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its trustees and officers, its investment adviser, the other investment companies advised by the adviser, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits, or proceedings.

Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any trustee or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Colonial Tax-Exempt Money Market Fund ("Colonial Fund"), a series of Colonial Trust IV ("Colonial Trust") invests substantially all of its assets in Municipal Money Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Colonial Trust ("Colonial Registration Statement") on behalf of Registrant insofar as the Colonial Registration Statement relates to Colonial Fund, and Colonial Trust, on behalf of Colonial Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

Item 28.  Business and Other Connections of Investment Adviser.

Stein Roe & Farnham Incorporated (the "Adviser") is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which is a majority owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Equity Corporation, which is a wholly owned subsidiary of Liberty Mutual Insurance Company. The Adviser acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of the Adviser, please refer to the Form ADV of Stein Roe & Farnham Incorporated and to the section of the statement of additional information (part B) entitled "Investment Advisory Services."

Certain directors and officers of the Adviser also serve and have during the past two years served in various capacities as officers, directors, or trustees of SSI and of the Registrant, Stein Roe Income Trust, Stein Roe Investment Trust, Stein Roe Municipal Trust, Stein Roe Advisor Trust, Stein Roe Institutional Trust, SteinRoe Trust, SteinRoe Variable Investment Trust, Keyport Variable investment Trust and LFC Utilities Trust, investment companies managed by the Adviser. A list of such capacities is given below. (The listed entities are located at South Wacker Drive, Chicago, Illinois 60606, except for SteinRoe Variable Investment Trust and Liberty Variable Investment Trust which are located at 600 Atlantic Avenue, Boston, Massachusetts 02210, and LFC Utilities Trust which is located at One Financial Center, Boston, Massachusetts 02111.)

                                                  POSITION FORMERLY
                                                    HELD WITHIN
                      CURRENT POSITION              PAST TWO YEARS
                      -------------------           --------------
STEINROE SERVICES INC.
Gary A. Anetsberger   Vice President
Timothy K. Armour     Vice President
Jilaine Hummel Bauer  Vice President; Secretary
Kenneth J. Kozanda    Vice President; Treasurer
Kenneth R. Leibler    Director
C. Allen Merritt, Jr. Director; Vice President
Hans P. Ziegler       Director, President,          Vice Chairman
                       Chairman

SR&F BASE TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Timothy K. Armour     President; Trustee
Jilaine Hummel Bauer  Executive Vice-President; Secy.
Thomas W. Butch       Executive Vice-President
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy                                  Vice-President
Lynn C. Maddox                                      Vice-President
Jane M. Naeseth                                     Vice-President
Hans P. Ziegler       Executive Vice-President

STEIN ROE INCOME TRUST; STEIN ROE INSTITUTIONAL TRUST; AND
STEIN ROE TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Timothy K. Armour     President; Trustee
Jilaine Hummel Bauer  Executive V-P; Secretary
Thomas W. Butch       Executive Vice-President      Vice-President
Philip J. Crosley     Vice-President
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Steven P. Luetger                                   Vice-President
Lynn C. Maddox        Vice-President
Anne E. Marcel        Vice-President
Jane M. Naeseth       Vice-President
Hans P. Ziegler       Executive Vice-President

STEIN ROE INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Timothy K. Armour     President; Trustee
Jilaine Hummel Bauer  Executive V-P; Secretary
Bruno Bertocci        Vice-President
David P. Brady        Vice-President
Thomas W. Butch       Executive Vice-President      Vice-President

Daniel K. Cantor      Vice-President
Philip J. Crosley     Vice-President
E. Bruce Dunn                                       Vice-President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
David P. Harris       Vice-President
Harvey B. Hirschhorn  Vice-President
Eric S. Maddix        Vice-President
Lynn C. Maddox        Vice-President
Anne E. Marcel        Vice-President
Arthur J. McQueen     Vice-President
Richard B. Peterson   Vice-President
M. Gerard Sandel      Vice-President
Gloria J. Santella    Vice-President
Hans P. Ziegler       Executive Vice-President

STEIN ROE ADVISOR TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Timothy K. Armour     President; Trustee
Jilaine Hummel Bauer  Executive V-P; Secretary
Bruno Bertocci        Vice-President
David P. Brady        Vice-President
Thomas W. Butch       Executive Vice-President      Vice-President
Daniel K. Cantor      Vice-President
Philip J. Crosley     Vice-President
E. Bruce Dunn                                       Vice-President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
David P. Harris       Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Eric S. Maddix        Vice-President
Lynn C. Maddox        Vice-President
Anne E. Marcel        Vice-President
M. Jane McCart        Vice-President
Arthur J. McQueen     Vice-President
Richard B. Peterson   Vice-President
M. Gerard Sandel      Vice-President
Gloria J. Santella    Vice-President
Hans P. Ziegler       Executive Vice-President

STEIN ROE MUNICIPAL TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Timothy K. Armour     President; Trustee
Jilaine Hummel Bauer  Executive V-P; Secretary
Thomas W. Butch       Executive Vice-President      Vice-President
Joanne T. Costopoulos Vice-President
Philip J. Crosley     Vice-President

Loren A. Hansen       Executive Vice-President
Lynn C. Maddox        Vice-President
Anne E. Marcel        Vice-President
M. Jane McCart        Vice-President
Hans P. Ziegler       Executive Vice-President

STEINROE VARIABLE INVESTMENT TRUST
Gary A. Anetsberger   Treasurer
Timothy K. Armour     Vice President
Jilaine Hummel Bauer  Vice President
E. Bruce Dunn                                       Vice President
Erik P. Gustafson     Vice President
Harvey B. Hirschhorn  Vice President
Michael T. Kennedy    Vice President
Jane M. Naeseth       Vice President
Richard B. Peterson   Vice President

LFC UTILITIES TRUST
Gary A. Anetsberger   Vice President
Ophelia L. Barsketis  Vice President
Deborah A. Jansen     Vice President

LIBERTY VARIABLE INVESTMENT TRUST
Ophelia L. Barsketis  Vice President
Deborah A. Jansen     Vice President

Item 29.  Principal Underwriters.

Inapplicable.

Item 30.  Location of Accounts and Records.

Jilaine Hummel Bauer
Executive Vice-President and Secretary
SR&F Base Trust
One South Wacker Drive
Chicago, Illinois  60606

Item 31.  Management Services.

None.

Item 32.  Undertakings.

Inapplicable.

                                  SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 8th day of December, 1997.

                                     SR&F BASE TRUST

                                     By     TIMOTHY K. ARMOUR
                                          Timothy K. Armour
                                          Trustee and President

                           SR&F BASE TRUST
INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number     Description
--------   ----------------------------------------------------
11         Consents of Ernst & Young LLP and Arthur Andersen LLP

17 (a)     Financial data schedule--SR&F Municipal Money Market
           Portfolio
   (b)     Financial data schedule--SR&F Growth & Income Portfolio
   (c)     Financial data schedule--SR&F International Portfolio
   (d)     Financial data schedule--SR&F Growth Investor Portfolio
   (e)     Financial data schedule--SR&F Special Venture Portfolio
   (f)     Financial data schedule--SR&F Balanced Portfolio
   (g)     Financial data schedule--SR&F Growth Stock Portfolio
   (h)     Financial data schedule--SR&F Special Portfolio
   (i)     Financial data schedule--SR&F High Yield Portfolio